UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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SALLY BEAUTY HOLDINGS, INC.
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3001 Colorado Boulevard, Denton, Texas 76210

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

To our stockholders,

Our performance in Fiscal Year 2023 showed both the resilience and promise of our business. Despite macroeconomic headwinds, the core business delivered financial results in line with the expectations that we had set out at the beginning of the year. We were able to do this because of our strong engagement with our customers and the clear and advantageous value proposition that we offer. Of note, during the year, we reduced turnover in our store workforce which contributed to increased product expertise and service quality. In turn, our customers again awarded us with top quartile satisfaction scores. I am also pleased to report that we made significant strides in the advancement of our strategic priorities of enhancing customer centricity, driving innovation and growing our high margin owned brands and increasing the efficiency in our operations. A few notable examples of our work include launching our Studio by Sally and Happy Beauty Co. concepts; gaining or expanding professional brand distribution including brands such as Amika, Color Wow and Danger Jones; growing bondbar, our newest owned brand, to $10 million dollars in sales; and capturing cost efficiencies with our store and DC optimization programs.                     .

Our 2024 Core Initiatives

In Fiscal 2024, our strategic priorities remain the same. Each of Sally and Cosmo Prof continue to be focused on enhancing customer centricity through initiatives like our Licensed Colorist on Demand program, Studio by Sally, Happy Beauty Co. and Cosmo Prof Direct. We will see territory expansion with the recent acquisition of Goldwell NY and expect to have continued professional brand expansion in 2024, further deepening our support of our professional stylists. We also expect to drive growth through a robust pipeline of owned brand innovation, which includes the expansion of Inspired by Nature, Ion and bondbar. We expect significant efficiency savings as we refine our operating model and optimize our capabilities as part of our Fuel For Growth initiative. Taken together, these priorities will help us drive top line growth and profitability and remain focused on returning value to you, our stockholders.

Annual Meeting Details

You are invited to attend the annual meeting of stockholders of SBH, to be held virtually on Thursday, January 25, 2024 at 9:00 a.m., central time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter. We encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting.

It is important that your shares be represented and voted whether you plan to attend the annual meeting. Your prompt vote over the Internet, by telephone via toll-free number or by mailing a written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting.

On behalf of the SBH team, I would like to express our appreciation for your continued investment in SBH.

Denise Paulonis

Director, President and Chief Executive Officer

December 13, 2023

SALLY BEAUTY

HOLDINGS, INC.

3001 Colorado Boulevard, Denton, Texas 76210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the “Company”) will be held virtually on Thursday, January 25, 2024, at 9:00 a.m., central time, for the purpose of considering and acting upon the following:

(1)	The election of the nine directors named in the accompanying Proxy Statement for a one-year term;

(2)

To approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as disclosed in the accompanying Proxy Statement;

(3)	The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2024 fiscal year; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on November 27, 2023 will be entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on
January 25, 2024:

The Proxy Statement and the 2023 Annual Report to stockholders are available at:

www.edocumentview.com/sbh

By Order of the Board of Directors,

John Henrich

Corporate Secretary

December 13, 2023

IMPORTANT:

We urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (election of directors) or Proposal 2 (approval of an advisory resolution regarding the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation) unless you provide specific instructions by completing and returning a voting instruction form or following the voting instructions provided to you by your bank, broker or other similar holder of record. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

4	2023 PROXY STATEMENT SUMMARY

10	PROPOSAL 1 – ELECTION OF DIRECTORS

15	BOARD NOMINEE QUALIFICATIONS AND EXPERIENCE

17	CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES

17	Board Purpose and Structure

17	Corporate Governance Philosophy

18	Board Diversity

19	Sustainability

	19	Purpose and Values

	19	Governance

	19	Ethics Code

	20	Human Capital

	24	Diversity, Inclusion and Belonging

	27	Philanthropy and Community Impact

	28	Environmental Sustainability

	29	Responsible Sourcing and Supply Chain

	30	Data Protection and Cybersecurity

30	Director Independence

31	Nomination of Directors

31	Stockholder Recommendations or Nominations for Director Candidates

32	Director Qualifications

32	Annual Election of Directors

32	Mandatory Retirement of Directors

32	Directors Who Change Their Present Job Responsibilities

32	Board Self Evaluations

33	Board Meetings and Attendance

33	Board Leadership Structure

33	Communications with the Board

34	Board’s Role in the Risk Management Process

34	Committees of the Board of Directors

36	Compensation Committee Interlocks and Insider Participation

36	Compensation Risk Assessment

37	Related Party Transactions

38	Directors’ Compensation and Benefits

39	Narrative Discussion of Director Compensation Table

40	Director Indemnification Agreements

40	No Material Proceedings

41	BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

42	Securities Owned by Directors and Executive Officers

43	Persons Owning More than Five-percent

45	PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

46	EXECUTIVE OFFICERS

48	EXECUTIVE COMPENSATION

48	Compensation Discussion and Analysis

71	Compensation and Talent Committee Report

72	Compensation Tables

83	CEO Pay Ratio

84	Pay Versus Performance

88	PROPOSAL 3 – RATIFICATION OF SELECTION OF AUDITORS

89	Report of the Audit Committee

90	DEADLINES AND PROCEDURES FOR NOMINATIONS AND STOCKHOLDER PROPOSALS

91	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

96	OTHER MATTERS

A-1	APPENDIX 1 – NON-GAAP FINANCIAL NUMBERS RECONCILIATION

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2023 PROXY STATEMENT SUMMARY

Proxies are being solicited by the Board of Directors of Sally Beauty Holdings, Inc. (NYSE: SBH) (“we,” “us,” or the “Company”) to be voted at our 2024 Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. Central Time, January 25, 2024

PLACE	This year’s annual meeting will be virtual and will be held solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/MW5HHF5 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. Please refer to the Q&A section beginning on page 91 for instructions on how to attend the virtual meeting.

RECORD DATE	November 27, 2023

VOTING	Stockholders as of the Record Date are entitled to notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

On or about December 13, 2023, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date. The Notice contains instructions on how to access over the internet the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (FY23).

VOTING MATTERS

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposal 1: Elect nine directors	FOR each Nominee	10

Proposal 2: Approve, on an advisory basis, compensation of our named executive officers (NEOs)	FOR	45

Proposal 3: Ratify KPMG LLP as our independent registered public accounting firm for fiscal 2024	FOR	88

  2023 Proxy Statement

2023 PROXY STATEMENT SUMMARY

DIRECTOR NOMINEES

Nine directors are standing for election at the 2024 Annual Meeting for one-year terms. The following table provides summary information about each of the director nominees as well as their committee memberships. The table also discloses the Board’s determination as to the independence of each nominee under the listing standards of the New York Stock Exchange (“NYSE”) and relevant rules of the Securities and Exchange Commission (“SEC”). Additional information about each nominee’s background and experience can be found beginning on page 10. To be elected, each nominee must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election.

Name	Age	Director Since	Occupation	Experience / Qualification	Indep.	AC	CC	NG/ CR	EC

Denise Paulonis	51	May 2018	President & CEO, Sally Beauty Holdings, Inc.	Management, Finance, Audit, International Retail					•

Rachel R. Bishop, Ph.D.	50	July 2022	President, Hefty Tableware, Reynolds Consumer Products	Consumer Products, Retail, ESG, M&A	✓		•	•

Jeffrey Boyer	65	July 2022	COO, Fossil Group	Management, Audit, Retail	✓	•	•

James Conroy	54	n/a	CEO, Boot Barn Holdings Inc.	Management, Finance, Retail	✓

Diana S. Ferguson (Board Chair)	60	Jan. 2019	Principal, Scarlett Investments LLC	Management, Finance	✓		C		•

Dorlisa K. Flur	58	Jan. 2020	Advisor, Former Chief Strategy & Transformation Officer, Southeastern Grocers	Management, Mass Market Retail Transformation	✓	•		•

James M. Head	58	Jan. 2021	EVP and CFO, MultiPlan Corporation	Finance, Strategy, M&A	✓	•			C

Lawrence “Chip” P. Molloy	62	July 2022	CFO, Sprouts Farmers Market	Management, Finance, Audit	✓	C			•

Erin Nealy Cox	53	July 2021 (Also Aug. 2016 to Nov. 2017)	Partner, Kirkland & Ellis	Cyber Security, Governance, Legal	✓			C	•

Committees:

AC = Audit     CC = Compensation & Talent     NG/CR = Nominating, Governance and Corporate Responsibility     EC = Executive     C = Chair

Each director nominee elected will serve until the 2025 annual meeting. The Board recommends a vote FOR each nominee.

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2023 PROXY STATEMENT SUMMARY

BOARD NOMINEES SNAPSHOT

Diversity	Independence

Age Mix	Tenure

  2023 Proxy Statement

2023 PROXY STATEMENT SUMMARY

FY23 PERFORMANCE

(1)   Please see “Executive Compensation — Compensation Discussion and Analysis — FY23 Executive Compensation Program — Annual Incentive” section for Comparable Sales and Adjusted Operating Income (“AOI”) definition.

(2)   Information in this Proxy Statement includes discussion of financial metrics that are not calculated in accordance with U.S. GAAP, including AOI, AOIM and Adjusted Diluted EPS. Please see Appendix 1 for a reconciliation of these measures to financial measures derived in accordance with U.S. GAAP.

(3)   3-Year Average Return on Invested Capital (“ROIC”) is defined as net income plus after-tax interest expense divided by monthly invested capital over the three-year performance period.

•  Net Sales were $3.73 billion, a 2.3% decrease over the prior year.

•  Global E-Commerce Sales were $348 million and represented 9.3% of total net sales.

•  GAAP operating earnings of $325 million and GAAP operating margin of 8.7%, Adjusted Operating Earnings of $341 million and Adjusted Operating Margin of 9.1%.

•  Repurchased 1.5 million shares at an aggregate cost of $15 million.

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2023 PROXY STATEMENT SUMMARY

FY23 STRATEGIC OBJECTIVES AND ACCOMPLISHMENTS

Enhancing Our Customer Centricity

✓  Launched CosmoProf Direct, a customizable digital storefront platform that gives our stylists the ability to curate a product selection specifically for their customers

–   BSG provides an opportunity for stylists to create their own digital storefronts for their salon customers, BSG fulfills the orders, and the stylists earn a commission

–   Advanced marketing tools available to deliver personalized product recommendations and promotions

✓  Introduced our free Licensed Colorist on Demand at Sally

–   Active at 75 Sally stores at the end of our FY23

–   Launched online in Q4 2023

✓  Launched Studio by Sally a concept store focused on educating customers how to color their own hair

–   Initial pilot in 6 stores in 2023 with the potential to roll out to more than 100 stores over the next 3-4 years

✓  Launched Happy Beauty Co., which targets savvy millennials, value seekers and discount beauty buyers

–   Opened pilot stores in the Dallas-Fort Worth and Phoenix areas

–   Product offerings priced under $10 and encompass 4 key categories: Cosmetics & Facial Care, Bath & Body, Nails, and Hair

Growing High Margin Own Brands and Amplifying Innovation

✓  Increased Sally’s own brand penetration to 34%

–   Launched bondbar hair color and care

–   Expanded Strawberry Leopard hair color and launched hair care

✓  Increased BSG’s innovation pipeline

–   Launched Amika and Danger Jones, and expanded distribution with Color Wow

Increasing Operational Efficiency and Optimizing Our Capabilities

✓  Building from a successful 90-store optimization pilot in FY22 where sales transfer rates exceeded internal targets, during Q1 FY23, successfully closed an additional ~350 locations; majority were Sally U.S. Stores

✓  Closed 2 of our smaller distribution centers in December 2022, transferring volume to larger, more efficient distribution centers

✓  Launching a Fuel for Growth initiative to support our long-term operating profit objectives

Progress on ESG

Our Environmental, Social and Governance (“ESG”) strategy focuses primarily on the areas where we believe we can have a meaningful impact:

✓  Human Capital Management

✓  Diversity, Inclusion & Belonging

✓  Philanthropy & Community Engagement

✓  Environmental Sustainability & Responsible Sourcing

✓  Data Protection & Cybersecurity

  2023 Proxy Statement

2023 PROXY STATEMENT SUMMARY

FY23 CORPORATE GOVERNANCE HIGHLIGHTS

•	Continued planned, orderly transition of Board leadership since FY22, thereby refreshing Board governance.

•	Appointed new Board Chair (Ferguson).
•	Appointed new Committee Chairs of Audit (Molloy), Nominating, Governance and Corporate Responsibility (Nealy Cox) and Executive (Head).
•	Current Director Nominee slate will result in gender-diverse Board with 56% women, 44% men.

•	Adopted SEC/NYSE-compliant Compensation Clawback Policy.
•	Continued integration of Company’s purpose and values across our ESG plans.

FY23 SUSTAINABILITY HIGHLIGHTS – The Board continued its focus on advancing company-wide ESG and sustainability efforts, which are focused on the main areas where we can have a meaningful impact:

1) Employees – focused on key areas relevant to our team, especially:

•	Safety, health and well-being
•	Input and feedback from team through surveys and other mechanisms
•	Engagement, retention, succession and talent development

2) Diversity, Inclusion and Belonging – diversity and inclusion are at the heart of SBH:

•	Continued multi-phase, year-round DIB leadership training
•	Scored 100 on the Human Rights Campaign’s Corporate Equality Index (CEI)
•	Established Employee Resource Groups (ERGs) for Women, LGBTQ+, Black and Hispanic associates
•	Awarded 5-star rating as one of America’s Greatest Workplaces for Diversity (Newsweek and Plant-A Insights Group)

3) Philanthropy and Community Impact:

•	SBH Inspires Foundation:

•	Identified core charitable cause: ending domestic violence and abuse, and supporting survivors.
•	Raised over $28,000 to support efforts against domestic violence and abuse.

•	In-kind Product: donated over $60,000 of SBH product to local and national shelters supporting those in transition.
•	Employee Disaster Relief Fund: raised over $31,000 to assist Company employees impacted by natural disasters.

4) Environmental Sustainability, Responsible Sourcing (Supply Chain): Made progress towards reducing our environmental impact by reducing energy usage and increasing energy efficiency.

5) Data Privacy and Cybersecurity Oversight: Each quarter during FY23, our Chief Information Security Officer delivered detailed reports to the full Board on: risk identification and management strategies, cybersecurity strategy and governance structure, consumer data protection, risk mitigation activities, learnings from data security incidents of peer companies, results of third-party assessments and testing, and updates on employee training. In FY23 the Board named cybersecurity expert (Ms. Nealy Cox) Chair of the Nominating, Governance and Corporate Responsibility Committee.

FY23 STOCKHOLDER OUTREACH – During FY23, we engaged with investors and sell-side analysts by hosting numerous meetings, investor calls and attending investor conferences. We believe that listening to investors is essential to good governance and to the long-term sustainability of our company.

FY23 EXECUTIVE COMPENSATION HIGHLIGHTS – Highlights of our Named Executive Officer compensation program – including NEO Changes and Compensation Program Changes for FY23 and FY24 – are described in the CD&A section beginning on page 48.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our current Board of Directors consists of nine individuals, eight of whom qualify as independent of us under the rules of the NYSE. Eight of our nine directors are standing for re-election. Our Certificate of Incorporation and our By-Laws provide for the annual election of each of our directors for one-year terms.

Following the recommendations of our Nominating, Governance and Corporate Responsibility Committee, our Board of Directors has nominated the following nine individuals for election to our Board of Directors: Ms. Paulonis, Ms. Bishop, Mr. Boyer, Mr. Conroy, Ms. Ferguson, Ms. Flur, Mr. Head, Mr. Molloy and Ms. Nealy Cox. Accordingly, this Proposal 1 seeks the election of these nine individuals to be directors, each with a one-year term that will expire at the annual meeting of stockholders in 2025.

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

Except for James Conroy who is standing for election to our Board for the first time, each director nominee is a current director with a term expiring at this annual meeting. Each director nominee has furnished to us the following information with respect to their principal occupation or employment and principal directorships:

Denise A. Paulonis

Director, President and Chief Executive Officer, age 51

Ms. Paulonis has served on our Board of Directors since May 2018 and is the Company’s President and Chief Executive Officer, a role she has held since October 2021. Prior to being appointed to her current role, Ms. Paulonis served as Chief Financial Officer of Sprouts Farmers Market, Inc. Prior to joining Sprouts in February 2020, Ms. Paulonis was the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she held from August 2016 to January 2020. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015.

Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo and McKinsey & Company, after starting her career at Procter & Gamble. She holds an M.B.A. from The Wharton School at the University of Pennsylvania and a Bachelors of Science in Finance and Economics from Miami University. Ms. Paulonis has served on the Conagra Brands Board of Directors since August 2022. We believe that Ms. Paulonis’ executive, management and finance experience well qualifies her to serve on our Board.

  2023 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Rachel R. Bishop, Ph.D.

Director, age 50

Ms. Bishop was elected to our Board of Directors in July 2022. Ms. Bishop brings more than 20 years of experience in consumer goods, manufacturing and retail. She currently serves as President, Hefty Tableware at Reynolds Consumer Products (NASDAQ: REYN), where she oversees a $1Bn portfolio of consumer products and leads Reynolds’ ESG programming. She was a member of the management team that led Reynolds through a successful IPO in January 2020. Prior to joining Reynolds in 2019, she held senior positions with Treehouse Foods, Inc., (NYSE: THS) from 2014 through 2018, including President, Snacks Division and SVP & Chief Strategy Officer. Her previous roles include GVP Retail Development and Global Merchandising at The Walgreen Co., now Walgreens Boots Alliance Inc., and started her business career with eight years at McKinsey & Company. Ms. Bishop holds a Ph.D. in Materials Science and Engineering from Northwestern University, and a Bachelor of Science in Materials Science and Engineering, and in Geophysics from Brown University. We believe that Ms. Bishop’s strong executive background in consumer products, retail, ESG, M&A and strategic planning well qualifies her to serve on our Board.

Jeffrey Boyer

Director, age 65

Mr. Boyer was elected to our Board of Directors in July 2022. Mr. Boyer is an experienced finance and operations executive and retail industry veteran. He currently serves as Chief Operating Officer of Fossil Group (NASDAQ: FOSL) after having held the roles of Chief Financial Officer and Treasurer from October 2017 to April 2020. Mr. Boyer also served as a director on Fossil Group’s Board from 2007 to 2017, including serving as Chair and a member of its Audit Committee. Prior to joining Fossil Group, Mr. Boyer held Chief Financial Officer roles at Pier 1 Imports, Tuesday Morning, and Michaels Stores, Inc., among others. He began his career at PricewaterhouseCoopers. Mr. Boyer holds a Bachelor of Science in Finance from the University of Illinois. We believe that Mr. Boyer’s extensive finance and operations experience, and his executive leadership in retail, well qualifies him to serve on our Board.

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PROPOSAL 1

ELECTION OF DIRECTORS

James Conroy

Director Nominee, age 54

Mr. Conroy is President, Chief Executive Officer and a director of Boot Barn Holdings Inc. (NYSE: BOOT). Prior to joining Boot Barn, Mr. Conroy was with Claire’s Stores, Inc. from 2007 to 2012 where he served as Chief Operating Officer and Interim Co Chief Executive Officer in 2012, President from 2009 to 2012 and Executive Vice President from 2007 to 2009. Prior to joining Claire’s Stores, Inc., Mr. Conroy was employed by Blockbuster Entertainment Group from 1996 to 1998, Kurt Salmon Associates from 2003 to 2005 and Deloitte Consulting in various capacities.

Mr. Conroy serves on the Foundation Board of Children’s Hospital of Orange County as well as the Foundation Board of Orange County School of the Arts. Mr. Conroy received a bachelor’s degree in business management and statistics and a master’s degree in business administration from Cornell University.

Diana S. Ferguson

Director, age 60

Ms. Ferguson was elected to our Board of Directors in January 2019. Ms. Ferguson has served as a principal of Scarlett Investments, LLC, a private investment firm, since 2013. She formerly served as Chief Financial Officer to Cleveland Avenue, LLC, a venture capital investment firm, from September 2015 to December 2020. She also served as Chief Financial Officer of the Chicago Board of Education from February 2010 to May 2011 and as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company from April 2008 to November 2008 when Folgers was sold. Prior to joining Folgers, she was Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc. Ms. Ferguson also served as the Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation, and in a number of leadership positions at Sara Lee Corporation, including Senior Vice President of Strategy and Corporate Development, as well as Treasurer.

She currently is a director of Mattel, Inc., where she serves on the Audit Committee and is also a director of Gartner, Inc. where she serves on the Audit Committee. We believe that Ms. Ferguson’s executive, management and finance experience well qualifies her to serve on our Board.

  2023 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Dorlisa K. Flur

Director, age 58

Ms. Flur has served on our Board of Directors since 2020. Ms. Flur is a corporate director and strategic advisor to companies in the retail industry. She currently serves as a director of Hibbett, Inc., where she is a member of its Compensation Committee and chairs its Nominating and Corporate Governance Committee. She also serves as a director of United States Cold Storage, a wholly-owned subsidiary of John Swire & Sons, Ltd., and chairs its Strategy Committee. She recently joined the Board of Trustees for BlueCross BlueShield of NC and serves on its Audit and Investments Committees. Ms. Flur has served as strategic advisor to Southeastern Grocers, Inc. since August 2018 and was previously its Chief Strategy and Transformation Officer from August 2016 to July 2018. Ms. Flur previously served as Executive Vice President, Omnichannel for Belk, Inc. from 2013 to 2016, where she integrated stores and eCommerce and also led supply chain. Prior to that she was Vice Chair, Strategy and Chief Administrative Officer at Family Dollar Stores, Inc. where she held a series of top operating roles including real estate, marketing and merchandising as the company scaled from 5000 to 7500 stores.

Ms. Flur is a former partner of McKinsey & Company, Inc. and co-led its Charlotte, North Carolina office. She is recognized by the National Association of Corporate Directors as NACD Directorship Certified™ (including its Climate Governance credential) and as an NACD Board Leadership Fellow. We believe that Ms. Flur’s governance, executive and management experience, including extensive work driving transformations within mass market retail, well qualifies her to serve on our Board.

James M. Head

Director, age 58

Mr. Head was elected to our Board of Directors in January 2021. Mr. Head has served as the Executive Vice President and Chief Financial Officer of MultiPlan Corporation since November, 2021. Prior to being appointed to his current role he served as a Partner at BDT & Company, LLC from 2016 until June 2021 and, prior to that, worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas from 2013 to 2016; Co-Head of the Financial Institutions M&A Group, Americas from 2008 to 2013; and Managing Director from 2003 to 2016. We believe that Mr. Head’s financial, strategic, and transactional experience – including over 30 years as an investment banker involved in complex financial and strategic transactions – well qualifies him to serve on our Board.

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PROPOSAL 1

ELECTION OF DIRECTORS

Lawrence “Chip” P. Molloy

Director, age 62

Mr. Molloy was elected to our Board of Directors in July 2022. Mr. Molloy brings finance, private equity and board experience to Sally Beauty. He currently serves as Chief Financial Officer of Sprouts Farmers Market (NASDAQ: SFM) having served as a director and Chair of the Audit and Compensation Committees of Sprouts’ board from 2012 to 2021 and Interim Chief Financial Officer of Sprouts from June 2019 to February 2020. Previously, Mr. Molloy served as a director and Chair of Torrid’s Audit Committee from 2018 to 2021 and Interim Chief Executive Officer of Torrid from January 2018 through August 2018. His previous roles include serving as Senior Advisor at Roark Capital Group, a private equity firm focused predominately on the restaurant and retail sectors, as well as holding Chief Financial Officer roles at Under Armour and Petsmart. Prior to his business career, Chip served as a U.S. Navy fighter pilot for 10 years, later retiring from the Naval Reserve with the rank of Commander. Mr. Molloy holds an MBA from the University of Virginia and a Bachelor of Science in Computer Science from the US Naval Academy. We believe that Mr. Molloy’s extensive executive and finance experience well qualifies him to serve on our Board.

Erin Nealy Cox

Director, age 53

Ms. Nealy Cox has served on our Board of Directors since July 2021 and is a partner in the Government, Regulatory and Internal Investigations Group at Kirkland & Ellis. Ms. Nealy Cox is a trial attorney, cybersecurity expert and former federal prosecutor who served as an independent director on our Board from August 2016 to November 2017. She resigned from the Board when she was nominated and confirmed as the U.S. Attorney for the Northern District of Texas. Ms. Nealy Cox served in this role until January 2021.

Prior to her appointment as the U.S. Attorney, she served briefly in 2017 as a senior advisor at McKinsey & Co. in the consulting firm’s cybersecurity and risk practice. From 2008 to 2016 Ms. Nealy Cox was executive managing director at Stroz Friedberg, a cybersecurity and investigations consulting firm. She began her career serving as an Assistant U.S. Attorney for ten years in the Northern District of Texas. We believe that Ms. Nealy Cox’s executive management, cybersecurity and legal experience well qualifies her to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

  2023 Proxy Statement

BOARD NOMINEE QUALIFICATIONS

SKILLS TABLE

The following table summarizes the key knowledge, skills and experience that qualifies each nominee for our Board of Directors.

Name	CEO/Senior Executive Experience Experience as CEO, COO, CFO, President or senior executive of company or partnership, or significant subsidiary, operating division or business unit.	Public Board Governance Experience as director on board of publicly- traded company.	Independence Satisfy the NYSE’s independence requirements.	Financial Expertise Possess the knowledge and experience to be qualified as an “audit committee financial expert.”	International Operations Executive- level experience working in organization with global operations.	Marketing; Merchandising; Sales Experience in a senior management position responsible for managing a marketing, merchandising and/or sales function.	Retail Operations Experience in a senior management position responsible for managing retail operations.	Legal or Consulting Background	Cybersecurity Expertise Experience, certification, specialized knowledge or skills.

Paulonis	✓	✓		✓	✓	✓	✓	✓

Bishop	✓		✓		✓	✓	✓	✓

Boyer	✓	✓	✓	✓	✓		✓		✓

Conroy	✓	✓	✓	✓	✓	✓	✓	✓

Ferguson	✓	✓	✓	✓	✓		✓	✓

Flur	✓	✓	✓	✓		✓	✓	✓

Head	✓	✓	✓	✓	✓			✓

Molloy	✓	✓	✓	✓	✓		✓

Nealy Cox	✓	✓	✓		✓			✓	✓

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BOARD NOMINEE DIVERSITY

Gender Identity

	Female	Male	Non-Binary	Did Not Disclose Gender

Director Nominees (9)	5	4	—	—
Demographic Background

Asian, South Asian, Southeast Asian or East Asian	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

Middle Eastern	—	—	—	—

Black or African American	1	—	—	—

Hispanic or Latino	—	—	—	—

Native American or Alaskan Native	—	—	—	—

White	4	4	—	—

Multiracial or Biracial	—	—	—	—

LGBTQ+	1

Did Not Disclose Demographic Background	—

  2023 Proxy Statement

CORPORATE GOVERNANCE,

THE BOARD AND ITS COMMITTEES

BOARD PURPOSE AND STRUCTURE

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include:

•	providing strategic guidance to our management;
•	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;
•	selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;
•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other executive officers; and
•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

CORPORATE GOVERNANCE PHILOSOPHY

We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved and oversees a comprehensive system of corporate governance policies and programs. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating, Governance and Corporate Responsibility Committee to reflect changes in regulatory requirements and evolving oversight practices.

Because our Board is committed to corporate governance best practices, we are committed to integrating responsible sustainability and corporate responsibility initiatives into our operations and strategic business objectives.

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BOARD DIVERSITY

We value boardroom diversity as integral to effective corporate governance. We believe that board diversity – gender, race, age, insight, background, personality, and professional experience – is a necessity that improves the quality of strategic decision-making and long-term vision, and represents the kind of company we aspire to be.

Over the past five years the Board has made meaningful efforts to diversify board membership, increasing the percentage of women on our Board from 22 percent to 56 percent if the current slate of Director Nominees is elected. In addition, last year we began disclosing the demographic background and gender identity of each director nominee. This enhanced diversity has strengthened board-level expertise in critical areas such as: consumer goods and global retailing; corporate financial management; strategic planning and transaction execution; data protection and cybersecurity; and integrated marketing, digital experience, e-commerce and mobile.

Our Board’s leadership by example on diversity continues to be recognized. In November 2023 the Company became a three-time winner of a “Corporate Champions” award, bestowed by the Women’s Forum of New York, which promotes gender parity and diversity on corporate boards. The Women’s Forum named SBH as a “50% Plus Corporate Champion”, the highest tier awarded for S&P 500 and Fortune 1000 companies with board seats held by women. In FY23 Women Inc. magazine named our female directors to their celebrated list of “Most Influential Corporate Board Directors.” In FY22 the National Association of Corporate Directors (NACD) named SBH director Dorlisa Flur to the prestigious 2022 NACD Directorship 100™, which honors “those who have demonstrated exemplary board leadership and innovation in corporate governance.” The NACD also named our Board as a nominee for a 2023 NACD NXT™ Recognition Award.

These awards showcase board expertise and practices that promote greater diversity and inclusion.

Under our Corporate Governance Guidelines, the Nominating, Governance and Corporate Responsibility Committee recommends to the Board criteria for selection of directors and reviews periodically with the Board the criteria adopted by the Board. Although the Guidelines do not contain a specific policy on diversity, the Board demonstrates – by its own diverse composition – its commitment to diversity and inclusion.

Our Board recognizes that they play a crucial role in setting the tone for the Company’s workplace culture. The Board has encouraged leaders to hire exceptional employees that bring diversity of thought that allows us to better anticipate the needs and concerns of our various customers. By hiring people with diverse voices, listening to them, and responding accordingly, we believe that we are taking the necessary steps to maintain our long-term sustainability.

  2023 Proxy Statement

SUSTAINABILITY

PURPOSE AND VALUES     Every aspect of our sustainability program is integrally tied to and reflects our company purpose and values. Our purpose and values reflect and emphasize our commitment to being a good corporate citizen and inspiring a more sustainable world. We are committed to reflecting our purpose and core values in everything we do, especially in our Diversity, Inclusion and Belonging (DIB), and sustainability focus areas of responsible supply chain and energy management.

Our DIB initiatives are our commitments to strive to create a world that is more colorful (diverse) and welcoming (inclusive), where people can be themselves and where diversity is beautiful. Our ESG initiatives are our commitments to being part of something bigger, and caring for our people, customers, communities, and planet.

GOVERNANCE     Our Board of Directors believes that sustainability issues are essential to our Company’s long-term performance and value creation. The Board is committed to corporate governance best practices and to integrating responsible sustainability initiatives into our operations and strategic business objectives.

Board and the Nominating, Governance and Corporate Responsibility Committee have oversight of the Company’s sustainability plan. On a quarterly basis, this committee receives updates on management’s execution of sustainability initiatives. On an annual basis, this committee advises on the long-term design of the Company’s sustainability program. In 2020, the Compensation and Talent Committee was delegated oversight authority over the Company’s diversity and inclusion programs and goals. The charters for both Committees are available at http://investor.sallybeautyholdings.com. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Management of sustainability-related projects is jointly led by our General Counsel, our Chief Transformation and Business Services Officer, and our Chief Human Resources Officer. Together they coordinate a cross-functional team of subject matter experts to drive sustainability. Management reports quarterly to and engages with the Board and its Committees regarding progress against our sustainability goals.

ETHICS CODE     Our Company’s core values regarding corporate responsibility are reflected in our Code of Business Conduct and Ethics (“Ethics Code”), which is the standard of conduct that applies to all of our employees, officers and directors. The Ethics Code reflects the Board’s beliefs about how we should conduct ourselves individually and as a company, and includes the following core principles relating to corporate responsibility and sustainability matters: we intend to operate our business as a good corporate citizen; conduct operations with regard to the welfare of our employees and for the protection of the environment; and provide equal opportunity to all employees.

Our Ethics Code is available on our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Ethics Code that applies to our principal executive officer, our principal financial officer, our principal accounting officer, or persons performing similar functions.

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Our sustainability strategy is informed by the SASB standards for specialty retailers and focuses primarily on the following six areas where we believe we can continue to have a material, meaningful impact: Human Capital; Diversity, Inclusion and Belonging; Philanthropy and Community Impact; Environmental Sustainability; Responsible Sourcing and Supply Chain; and Data Protection and Cybersecurity.

HUMAN CAPITAL

OUR PEOPLE AND PURPOSE    Our Company’s purpose is “To inspire a more colorful, confident, and welcoming world.” Our purpose represents the impact that we intend to have in the world. We believe that the most immediate impact our Company can have is how we support, engage with and value our employees. At SBH, we deeply appreciate and care for our associates and believe they are a material and essential part of our global operations and strategy.

OUR CULTURE AND VALUES    Our Company values are the beating heart of our Company, and they embody how we intend to live up to and achieve our purpose. Our five core values form the bedrock of our culture, and are reflected in our greatest asset – our people. Very simply, our values underscore SBH’s commitment to building a diverse, inclusive company by helping each associate experience a genuine sense of belonging. They embody a culture where each associate can bring their full selves to work, and where everyone contributes to the conversation. Where each employee inspires their team and their customers with their passion and knowledge. Where employees are empowered to make decisions, to deliver for our customers, and to take ownership of their growth and development through education, training, and leadership opportunities. Where we take care of each other, our communities, and the planet.

TALENT OVERSIGHT/GOVERNANCE    Our Board has made oversight of talent and culture a priority through its Compensation and Talent Committee, which oversees the Company’s human resource strategies and initiatives on compensation and benefits, diversity and inclusion, and associate engagement and well-being. The Compensation and Talent Committee regularly receives updates from SBH senior management regarding diversity and inclusion, demographics, talent development, retention and turnover, employee engagement and succession planning.

  2023 Proxy Statement

Our key human capital management objectives are to retain, develop and recruit a diverse group of highly qualified and dynamic employees and leaders throughout the Company. At SBH, we intend that our talent oversight policies and programs will create an inclusive environment and empower everyone at SBH to contribute to and share responsibility for our Company’s success.

TALENT AND CAREER DEVELOPMENT    SBH is committed to encouraging the growth, well-being and career development of our associates through various methods, including training events, continuous learning opportunities online, independent development plans, and education financial assistance.

•

We offer employees a streamlined learning and development platform (“Thrive”), which is designed to onboard, upskill, and communicate with our employees by connecting them with relevant content. Thrive helps our employees facilitate their career and job competency growth.

•	We also have a variety of Leadership Development programs and training available to leaders (and potential leaders) at various levels throughout our field, supply chain and support center teams.
•

We have a comprehensive Performance Management process, which includes opportunities for employees to receive feedback and to design for themselves an Individual Development Plan, which is a tool designed to help each employee grow as an individual and as a professional, and strengthen leadership competencies and succession pipelines.

•

Through our Education Assistance Program we offer financial assistance either for professional certification programs or courses in pursuit of an associate’s, bachelor’s or graduate degree through an accredited institution.

•	We have partnered with an external mentoring partner to provide opportunities for our high-potential employees to help them personally grow and progress their careers.
•

Using subject matter experts, we have designed and launched various Academies within SBH to help support career growth and grow key job skills and competencies to ensure that we can train and retain talent in a competitive labor market.

COMMUNICATION AND ENGAGEMENT    SBH’s senior leadership team strives to maintain consistent communication and an open-door policy with our associates. We encourage dialogue and transparency on a regular basis. Ways in which we communicate with and hear back from our teams include:

•

Company-wide Town Hall Meetings. These are held at least 4 times per year. Each Town Hall consists of business updates from our CEO and other senior leaders, followed by open-ended Q&A in an “Ask Me Anything” format. Functional leaders also conduct Town Halls with their teams to update on key strategies and to have team-building events.

•	Podcasts. Short informal discussions to update the entire workforce on the progress of key business initiatives.
•

Live Streams and Virtual Meetings. Our leaders engage with our dispersed field and supply chain teams through both formal updates and more informal live sessions using tools such as WebEx, Zoom and Facebook Live.

•

Summits. Both of our Sally and Beauty Systems Group teams have conducted summits with field leadership teams every fall for a number of years, usually at the beginning of our fiscal year. These summits include everything from leadership development to systems training to product knowledge showcases, and everything in between. More recently, we have had more cross-functional summits in our Corporate Support Center focused on marketing, social media, technology and E-Commerce.

•

Associate Engagement Survey. We conduct an annual engagement survey open to all our employees in the U.S. and Canada. This has also been recently extended to our LATAM and European employees. From this, we identify key themes, needs and actions to be taken across our different departments and groups. The survey is conducted anonymously by an independent third party and is structured to allow employees to voice any concerns, questions and expectations. Results of the survey (which are entirely anonymized) are pushed upwards through to leaders, allowing transparency to the views of both direct and indirect reports, as well as to other departments. Each department holds meetings to address and respond to questions or concerns and to set action plans/priorities for making improvements.

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We continue to improve on our participation and build on our results from the previous year, detailed below from our FY23 engagement survey for SBH North America and Canada.

•

Engagement on Diversity Issues. We continue to actively seek to engage with our employees globally on issues of diversity and inclusion. We use our engagement survey and other methods for our employees to tell us how we are doing and where and how we can improve. We are committed to listening to our employees about their experiences and concerns in this important area, and to responding with empathy and action in a responsible, proactive way. Over the last few years, we have conducted substantive, thoughtful training of SBH leaders and teams, focusing on building empathy and understanding of issues such as prejudice, discrimination, privilege, social identity, unconscious bias, use of preferred names and pronouns, and mental wellness. Over the past three years, we have provided a comprehensive set of e-learning training sessions, and the majority of new employees are required to take this training as part of their onboarding program. We also continue to design and implement a series of open dialogues between leaders and their teams about issues of Diversity, Inclusion, and Belonging (DIB). In the US/Canada, we also launched our first four Employee Resource Groups, providing resources and structure for the ERGs to implement strategies to drive initiatives for enhancing our culture, communication, community outreach, and commerce opportunities. These ERGs connect with our employees on a regular basis and are dedicated to supporting the community they support. Our company-wide Engagement Survey and dedicated DIB-focused Survey also provide all employees a voice on issues of diversity, inclusion and belonging, with questions specifically focused on those issues.

  2023 Proxy Statement

•	DIB/Inclusion: Our FY23 Engagement Survey continued to maintain the strong results shown in FY22.

HEALTH, SAFETY, WELL-BEING    SBH places a high value on the health, safety and well-being of our associates and this is reflected in our values and culture. As a company we evidence this commitment in many ways, including our compensation and benefits package; and our provision of safe, healthy working conditions.

•

Compensation. Wage, Holiday, Leave Programs, Parental Leave: Our full-time employees receive vacation, sick time, 6 holidays and 3 floating holidays annually. SBH also provides medical leave for up to 6 weeks for all associates who do not otherwise qualify for leave under the U.S. Family and Medical Leave Act. In addition, we provide personal leave (up to 30 days) for employees who have been with SBH for at least 6 months with an average of 30 work hours per week. We recently added a paid parental leave program providing 6 weeks of fully paid leave for the birth, adoption or placement of a child. Bonuses and incentives: Our Annual Incentive Plan (AIP) provides annual incentive awards to participating associates based on company-wide sales and performance metrics established periodically by the Board. The AIP is designed to attract and retain key employees and motivate participants to achieve profitability and growth for our Company. We also provide a quarterly bonus program for field management teams – District Managers, Area Managers, Store Managers and Distribution Center Warehouse Managers and Supervisors.

•

Benefits. Healthcare and pension: SBH offers medical coverage, pharmacy coverage, telehealth coverage for minor medical needs, and preventive in-network care is covered 100% on all plans. Three medical plans are offered and the Company makes monthly contributions to each plan. We offer access to health and well-being resources through an employee assistance program and other resources. Beginning in 2022, many of these benefits – including fundamental medical benefits – were made available to our part-time associates. SBH also offers a 401(k) Retirement Savings Plan that gives employees an opportunity to save for retirement on a tax-advantaged basis, with company-funded match. Flexible working hours: we instituted a Flex Work Week Program at our Corporate Support Center and offer flexible scheduling in our distribution centers. Our stores also do their best to accommodate scheduling needs as much as possible. In our Corporate Support Center, we have instituted hybrid work arrangements for most positions, and expanded remote work opportunities based on the type of work performed. We will monitor and continue to evolve how this works over time.

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•

Safe Working Conditions; Supplier Vendor Code of Conduct. We believe that every associate has the right to safe and humane working conditions and we require all our suppliers to understand and comply with our Supplier Code of Conduct. SBH values our partnerships with suppliers and vendors and understands the impact they can have on our associates. Thus, SBH has included rules governing their conduct, both with respect to expectations while interacting with our associates, and, with our foreign suppliers, assurances that they too are providing a safe and healthy working environment for their associates. Whistleblower Policy: We have an Employee Concern Line –operated by an independent company – which allows for complaints to be made securely and anonymously. To further strengthen the integrity and protections of this confidential reporting mechanism, complaints about any Vice President or above are reported to an independent ombudsperson. The Employee Concern Line is only one part of our broad-scope effort to provide employees with resources to safely deal with and report any harassment, discrimination, bullying, retaliation, etc. We have formalized these procedures in our Freedom from Discrimination and Harassment Policy and our SBH Cares Policy, each of which reflects our core values and is made available to all employees. Our Supplier Code of Conduct reflects our whistleblower policy; we require vendors and suppliers to provide their employees with whistleblower protection without fear of retaliation for calling attention to legal or ethical issues. Our commitment to the safety of our associates is also evidenced by our background check policy for new hires, training and policy communications related to handling both associate and customer incidents, partnerships to maintain the stores and make necessary repairs, as well as ongoing support in the field and at the Corporate Support Center.

DIVERSITY, INCLUSION AND BELONGING

OUR VALUES    At Sally Beauty Holdings we celebrate differences, inclusivity and self-expression. This fundamental aspect of SBH is rooted in our belief that beauty is for everyone and that everyone should find their own path to beauty.

Our employees and our customers care about celebrating diversity and self-expression. We want our company and our stores to be places where all of our employees and customers feel safe, valued for who they are, and experience a sense of belonging. We want to be aware of the importance of this issue – both internally with our employees and externally with customers and investors. Recently we provided the following signage for all our store locations:

Diversity, Inclusion and Belonging are core to our brand values and are at the heart of who we are as a Company – at the Board level, throughout our global workforce, and in our shared commitment to serving a diverse customer base and their communities.

OUR BOARD    Our Board’s composition leads the Company’s commitment to Diversity, Inclusion and Belonging. Having diverse voices on our Board enhances the Board’s expertise, broadens its viewpoint, and sets the tone to

  2023 Proxy Statement

encourage leaders at all levels of the Company to listen to the concerns of our employees and customers alike. Our Compensation and Talent Committee provides regular hands-on oversight of our Diversity, Inclusion and Belonging initiatives. Our Board believes that listening to and understanding diverse voices is crucial to the Company’s success and long-term sustainability.

OUR WORKFORCE    One of our core values is “Be Yourself”, which to us means simply “Come as you are – everyone is welcome here.” Throughout our global workforce, this is something we take to heart and live out every day.

We are committed to fostering a diverse and inclusive workforce where everyone is welcome and each person can be authentic about who they are at work. We believe our culture of inclusion and acceptance fosters and directly enhances the diversity within our global workforce.

Our SBH team in the U.S. and Canada is over 90% women and over 48% racially/ethnically diverse. In 2019 and 2020, Forbes named our Company one of America’s Best Employers for Diversity. We recognize and celebrate the bedrock values of workforce diversity, inclusion, belonging and engagement within our teams. For us these are key drivers of the success of the business, as our associates should – and do – reflect the various qualities of our customers and what they desire and expect from SBH. To that end, we are committed to including a diverse slate of candidates for our job openings.

OUR CUSTOMERS    We have an incredibly diverse customer base that we serve in almost every community in the US, and we have an obligation to be accepting and inclusive of them and to serve them to our best ability. SBH customers span the entire continuum of gender, ethnic and economic diversity. We sell products to treat and style every kind of hair; we deliver a tailored assortment of beauty products that serve the local communities where our over 3,774 U.S. and Canadian stores are located. Serving the diverse demographics and needs of our customers drives a culture and workforce that embraces and reflects the communities we serve.

Some examples of customer-focused actions we have taken in the past few years include:

•

Our Beauty Systems Group segment launched its “MOVE Initiative,” which is focused on strengthening connections with textured hair-focused salons and stylists and the Black entrepreneurs that own those salons.

•	For the last two years, we have hosted our “World of Texture Summit” with 8,200 stylists attending virtually.
•

We have seen continued success with our accelerator program, Cultivate, which helps beauty entrepreneurs grow their business and has empowered female-owned beauty brands to bring their visions and business plans to life. Our most recent winner is LAMEL Makeup (founded by Natalia Iaromenko, CEO) – an international cosmetic brand. More information is available at www.sallybeauty.com/cultivate.

•

April Holt, Group Vice President of Stores for Beauty Systems Group, was recently named “Corporate Ally of the Year” by Sadiaa Black Beauty Room & Awards! This award “recognizes an executive in the beauty, fashion and retail industries who has impacted beauty diversity, equity, and inclusion by providing groundbreaking education, resources, and marketing support. April was recognized “for the efforts she has led to bring more focus to textured hair and other relevant issues in the world of professional beauty.”

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MINORITY AND WOMEN-OWNED BRANDS    SBH has a long history of partnering with women and minority-owned beauty brands, with SBH often providing their first major distribution point with a national or even international footprint. In the past year six minority-owned brands have launched new products that SBH distributes. As of the end of FY23, our assortment includes:

•	51 Female Owned or Founded Brands
•	58 Black Owned or Founded Brands
•	7 Hispanic Owned or Founded Brands
•	16 Asian Owned or Founded Brands
•	4 LGBTQ+ Owned or Founded Brands

SBH intends to actively build off this legacy of success by maintaining and growing our assortment of minority and women owned or founded brands.

FY23 ACCOMPLISHMENTS    In FY23, in addition to continuing many of the initiatives and programs already in place, we made progress on Diversity, Inclusion and Belonging in the following ways:

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We continued our multi-phase, year-round DIB leadership training focused on building an understanding of issues such as prejudice, discrimination, privilege, social identity, unconscious bias, preferred names and pronouns, and mental and emotional well-being, which were followed by leaders having open dialogues with their teams about these important issues.

•

We continued SBH’s Diversity, Inclusion and Belonging initiative, “One & All” communication campaigns on cultural awareness, providing short ‘10 minute’ chats to our field organization and introducing a quarterly DIB newsletter, sharing information and photographs

•

We established our first Employee Resource Groups (ERGs), which are associate-led groups organized around a common identity or passion. Our first four ERGs are Women, LGBTQ+, and Black and Hispanic associates. As we learn from our ERGs’ continuing work and interaction with the business, we plan to expand and add two additional ERGs later in the year.

•	We won the highly acclaimed Newsweek and Plant-A Insights Group 5-Star rating as one of America’s Greatest Workplaces for Diversity.

•	We continue to embed our DIB initiatives and strategies within our global LATAM and Sally Europe business units, adapting plans to accommodate local differences and measuring the impact.
•

In FY23, we improved our score again from 95 in 2022 to 100 out of 100 on the Human Rights Campaign’s annual Corporate Equality Index (CEI), which measures and rates workplaces based on LGBTQ+ equality with respect to policies and benefits.

  2023 Proxy Statement

We will continue to develop and evolve how we enhance Diversity, Inclusion and Belonging throughout SBH. We recognize the value these initiatives bring to our Company, our associates, our customers and the communities we serve.

PHILANTHROPY AND COMMUNITY IMPACT

OUR VALUES    We are guided in our philanthropy and volunteering strategy by our purpose and core values. To us this means we place a high value on sharing our passion with, and taking care of, our community and the planet. We are committed to positively impacting the growth and well-being of our associates, customers and the communities in which we live and work by supporting causes that reflect the passion of our associates and customers. We want our associates and customers to realize the power of taking action – as an individual and as a team – and how much change we can drive in the world from small actions that we choose to take together.

OUR PEOPLE    SBH encourages employees to be aware of and involved in charitable works in their community. Our primary mechanism for accomplishing this has been our long-standing partnership with the United Way of Denton County in Denton, Texas where our Corporate Support Center is located. Currently we have one senior leader who sits on the local United Way Board of Directors. Each year we organize a pledge drive for employees and allow payroll deductions to be applied to the United Way or to another 501(c)(3)-qualified charity of their choice. And we organize other fundraising events to raise awareness and funds for the United Way.

OUR FOUNDATION In FY22, we established SBH Inspires Foundation to implement our charitable initiatives and facilitate ESG-related goals consistent with the company’s purpose, values and long-term vision. In FY23, we identified our core charitable cause: ending domestic violence and abuse, and supporting survivors. This decision is rooted in our commitment to engage, inspire and support our associates, customers and communities we serve.

It is our goal for the Foundation to have an immediate, meaningful impact that grows over time and partners with nonprofit organizations that work tirelessly to support the eradication of domestic violence and support of survivors. We partnered with two nonprofits, both locally and nationally, who have the expertise to support our philosophy, strategy and mission.

ACTIONS    During FY23 we took the following steps to inspire our associates and customers, and to drive positive change through philanthropy:

•	SBH Inspires Foundation: raised over $28,000 to support efforts against domestic violence and abuse. Continued developing the Foundation’s infrastructure and governance.
•	In-kind Product: donated over $60,000 of SBH product to local and national shelters supporting those in transition.
•	Employee Disaster Relief Fund: raised over $31,000 to assist Company employees impacted by hurricanes in Florida and Puerto Rico in 2022, and Maui fires in 2023.

Going forward we will continue to develop and leverage the Foundation both to reflect and bring life to our purpose and values.

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ENVIRONMENTAL SUSTAINABILITY

PURPOSE AND VALUES    In FY23 we continued to build on the strong progress we have made to responsibly manage our environmental impact. This progress is consistent with our desire to inspire a more colorful, confident and welcoming world, and to ultimately be part of something bigger than ourselves. We believe we have a duty to take care of the communities in which we operate, and to take care of our planet. We will continue to focus on improving our long-term sustainability and reducing our environmental impact across our global footprint.

GOVERNANCE    The Board and the Nominating, Governance and Corporate Responsibility Committee have strategic oversight over ESG matters and initiatives. Management of ESG-related projects is jointly led by our General Counsel, our Chief Transformation and Business Services Officer, and our Chief Human Resources Officer. Together they coordinate a cross-functional team of subject matter experts to drive sustainability. Management reports quarterly to and engages with the Board and its Committees regarding progress against our goals.

ACCOMPLISHMENTS    In FY23, we continued to evolve our focus on our global sustainability efforts. Through our global cross-functional ESG Working Group, this year we focused on three key aspects of driving our sustainability across our global business: Own Brand - sustainable packaging; Own Brand - responsible supply chain and energy management; and Employee Engagement – educating employees about SBH’s global sustainable activities and creating interactive events on Earth Day.

Energy Management Progress:

•	Retrofit 1650 stores with LED lights. The entire U.S. store fleet is now equipped with LED lighting.
•	Corporate Support Center (Denton, Texas):
•	Transitioned the interior lighting to LED.
•	Installed four EV charging stations.
•

Installed Energy Management System (EMS) modules on 500 U.S. and Canada store locations. These EMS modules provide centralized monitoring and remote adjustment of HVAC air and heating systems in our stores, reducing energy consumption, elongating lifecycle and reducing failure.

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Mexico: retrofit 20 stores to LED technology; total of 190 (78%) stores with efficient equipment focused on energy reduction. Installed 50 new energy efficient HVAC inverter system units in stores. Testing an integrated facilities management solution in stores that targets maintenance labor efficiencies while reducing carbon emissions and lowering costs related to energy savings.

Going forward we will continue to align environmental and sustainable initiatives with our purpose, values and core business strategies to create a more sustainable company across our global footprint. In FY23 we are planning to:

•	Assess and better understand the data relating to our carbon footprint and to build out and refine our ESG strategy with a focus on sustainability; and
•	Identify sustainability opportunities and baseline measurements to inform our carbon neutrality commitments.

  2023 Proxy Statement

RESPONSIBLE SOURCING AND SUPPLY CHAIN

At SBH we believe that we are part of something bigger, and have a responsibility to take care of our community and our planet; we want to look outside our company and seek out ways to contribute positively in the world. We believe that one way we can achieve our purpose and reflect core values in our global operations is to accelerate sustainability in product development, packaging and sourcing, and we are committed to doing that. We continue to make progress toward our long-term sustainability goals.

Our Merchandising and Sourcing teams are regularly in contact with our vendors and suppliers about using more sustainable, cleaner and greener products and packaging. We seek to lock arms with vendors on the approach to sustainability issues and products. All finished formulas in our owned-brand products are cruelty-free, i.e., not tested on animals. In addition, our Company strives to avoid product formulations that contain parabens and phthalates.

In FY20, we launched Inspired By Nature, a line of hair color and care under our Ion brand, that utilizes strict sustainability guidelines as it relates to packaging: hair color is filled in 100% recycled aluminum tubes; hair color caps are made from PCR; unit cartons for all hair color are produced with materials that are sourced from sustainably-managed forests; and hair care packaging is fully recyclable.

In Europe, we adopted new policies around eco-friendly owned brands development, and have (1) consistently altered packaging to sustainable solutions, and (2) offered products with eco-friendly ingredients and eco-friendly certification. We have also issued a “Green Magazine” to share our initiatives with outside stakeholders.

In Europe, we launched WUNDERBAR, a fully re-shaped Care and Styling range that includes sustainable packaging (plastic from the ocean), eco-friendly ingredients and eco-friendly certification.

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Launch of Sally Inspira social program with haircutting classes and courses that service vulnerable populations to develop new competencies and skills, allowing access to better job opportunities and supporting their economic independence.

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Sally Beauty is the first retailer in Mexico to be certified by the Ministry of Labor and the Ministry of Education as a Haircolorist Evaluation Center to provide accredited education and diplomas to our associates.

•	Sally University bachelor´s degree education program was presented to the Ministry of Education and is under revision to obtain the official college accreditation by 2025.
•

In Latin America, we continue working to enhance our purpose and values, in FY23 we implemented our first engagement survey to better understand our culture, listen to our associates, measure our DIB progress and improve our engagement.

Our commitment to sustained responsible sourcing and ethical practices throughout our supply chain is also reflected in our Supplier Code of Conduct and Code of Business Conduct and Ethics.

Our Supplier Code of Conduct (Supplier Code) applies to our vendors’ and suppliers’ business activities, including work performed through subcontractors. The Supplier Code requires suppliers to comply with our standards regarding “Ethical Sourcing” (e.g., forced labor, child labor, human trafficking, conflict minerals, land rights), “Employment Practices” (e.g., fair treatment, non-discrimination, wages and benefits, and freedom of association), and “Health and Safety” (e.g., occupational safety, occupational injury and illness, sanitation and housing).

In addition, we expect all suppliers to comply fully with all laws and regulations applicable to their business. Under our Supplier Code we may conduct an investigation or audit to confirm compliance and in some cases may terminate a business relationship due to non-compliance.

Our commitment to responsible sourcing and ethical business practices is also reflected in our Code of Business Conduct and Ethics (Ethics Code), which applies to all SBH employees. The Ethics Code makes clear that we intend to operate “with regard to the welfare of SBH employees and for the protection of the environment and the

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general public.” Our Ethics Code requires employees to comply with our hazard communications program and to comply fully with all laws, rules and regulations affecting our business, including the national and local environmental and labor laws of our host nations and communities.

DATA PROTECTION AND CYBERSECURITY

Our Board of Directors understands the critical importance of managing evolving risks associated with cybersecurity threats. Our Company is committed to protecting the privacy and security of customer information and the integrity of our information technology systems.

The Board has responsibility for overseeing risks related to the cybersecurity threat landscape, including data protection and security breach readiness. Our Chief Information Security Officer (CISO) reports directly to the General Counsel. On at least a quarterly basis, the CISO delivers a detailed report to the full Board — including Erin Nealy Cox, a cybersecurity expert — on data protection and cybersecurity matters. The topics covered by these reports include risk identification and management strategies, cybersecurity strategy and governance structure, consumer data protection, the Company’s ongoing risk mitigation activities, learnings from data security incidents of peer companies, results of third-party assessments and testing, updates on annual associate training and other specific training initiatives.

We believe this accountability and reporting structure helps maintain the independence of the CISO while giving the Board direct and meaningful line-of-sight governance.

Numerous times per year, all employees receive simulated phishing attacks and are measured on how they interact with the attack and how quickly they report it. All employees participate in security awareness training throughout the year.

BOARD-LEVEL CYBERSECURITY EXPERTISE    In FY22 Erin Nealy Cox was re-elected by Stockholders as an independent director of the Company’s Board. In January 2023 the Board appointed Ms. Nealy Cox Chair of the Nominating, Governance and Corporate Responsibility Committee. The addition of Ms. Nealy Cox strengthens the Board’s governance of cybersecurity matters and enhances overall Board-level subject-matter expertise and competency. Ms. Nealy Cox is a cybersecurity expert and former federal prosecutor with deep expertise in InfoSec issues and board governance. She is a partner at Kirkland & Ellis in their Government, Regulatory and Internal Investigations Group, and from 2003-2016 was executive managing director at Stroz Friedberg, a cybersecurity and investigation consulting firm, where she ultimately led the firm’s incident response business. In 2017 she served briefly as senior advisor to McKinsey & Co. in the firm’s cybersecurity and risk practice.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently comprised of eight non-management directors and Ms. Paulonis, who is our President and Chief Executive Officer. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and such director also satisfies the other independence requirements of the NYSE. Our Board of Directors has affirmatively determined that all of our current directors other than Ms. Paulonis satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE, relating to directors. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Company or its affiliates.

  2023 Proxy Statement

All of our directors who serve as members of the Audit Committee, Compensation and Talent Committee and Nominating, Governance and Corporate Responsibility Committee are independent as required by the NYSE corporate governance rules. In addition, all of our Audit Committee members also satisfy the separate SEC independence requirements applicable to audit committee members and all of our Compensation and Talent Committee members satisfy the additional NYSE independence requirements applicable to compensation committee members.

NOMINATION OF DIRECTORS

The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating, Governance and Corporate Responsibility Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. The Nominating, Governance and Corporate Responsibility Committee considers recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating, Governance and Corporate Responsibility Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating, Governance and Corporate Responsibility Committee will take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate’s judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating, Governance and Corporate Responsibility Committee believe that sound governance of the Company requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating, Governance and Corporate Responsibility Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating, Governance and Corporate Responsibility Committee considers such factors when reviewing potential director nominees.

STOCKHOLDER RECOMMENDATIONS OR

NOMINATIONS FOR DIRECTOR CANDIDATES

Our Corporate Governance Guidelines provide that our Nominating, Governance and Corporate Responsibility Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating, Governance and Corporate Responsibility Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 or Section 1.07, as applicable, of our By-Laws or as otherwise provided by law. Nominations pursuant to our By-Laws are made by delivering to our Corporate Secretary, within the time frame described in our By-Laws, all of the materials and information that our By-Laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) such person’s written consent to serve as a director if elected, (d) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (e) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (f) such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or whether such nominee would be

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independent under applicable Securities and Exchange Commission rules and regulations and New York Stock Exchange rules and the Company’s publicly disclosed Corporate Governance Guidelines. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.06 or Section 1.07, as applicable, of our By-Laws; any nominee proposed by a stockholder not nominated in accordance with Section 1.06 or Section 1.07, as applicable, shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

DIRECTOR QUALIFICATIONS

In order to be recommended by the Nominating, Governance and Corporate Responsibility Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors. The candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other corporate boards and skill sets that add to the value of our business.

ANNUAL ELECTION OF DIRECTORS

In 2014, the Board of Directors began the process of declassifying the Board to provide for the annual election of all directors for one-year terms. Our stockholders approved the declassification of the Board at our 2014 annual meeting of stockholders. At the annual meeting each year, all directors of the Board will be elected for one-year terms.

At the 2024 annual meeting, our stockholders will elect nine individuals to serve on our Board.

MANDATORY RETIREMENT OF DIRECTORS

Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity, although the Board may request that a director who would otherwise be due to retire continue his or her service if (a) the policy would result in multiple retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders. The Board remains committed to intentional, responsible succession planning and to maintaining an appropriate balance of outstanding qualifications, experience, professional skills and tenure.

DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITIES

Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit an offer of resignation to the Board. The remaining directors, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, will then determine the appropriateness of continued Board membership.

BOARD SELF EVALUATIONS

The Nominating, Governance and Corporate Responsibility Committee oversees a self-evaluation of the Board each year to determine whether the Board is functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

  2023 Proxy Statement

BOARD MEETINGS AND ATTENDANCE

Pursuant to our Corporate Governance Guidelines, our directors are expected to:

•	regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);
•	spend the time needed to properly discharge their responsibilities;
•	with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate, which sessions are chaired by the Chair of the Board;
•	with respect to our independent directors, meet at least once a year in an executive session without management, which session is chaired by the Chair of the Board.

In FY23, all but four directors attended 100% of the meetings of the Board (during his or her time of service on the Board) and of the committees on which he or she served. Of our current nine directors six attended 100% of their meetings and none attended fewer than 87%. In FY23 our Board of Directors met six times, our Audit Committee met five times, our Compensation and Talent Committee met five times, our Nominating, Governance and Corporate Responsibility Committee met five times and our Executive Committee did not meet. Our independent directors met in executive session six times and the full Board met in executive session seven times. In 2023, all members of the Board who were up for election or re-election attended the Company’s annual meeting of stockholders.

BOARD LEADERSHIP STRUCTURE

In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chair, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chair and Chief Executive Officer should be separate and, if it is to be separate, whether the Chair should be selected from the non-management directors or be a management director. However, our Corporate Governance Guidelines require that, if the Chair of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chair of the Board is responsible for chairing Board meetings and meetings of stockholders, establishing the agendas for Board meetings along with the Lead Independent Director, if any, and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director, if any, is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chair to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, reviewing and approving meeting schedules and information sent to the Board and liaising with the Chair and the Chief Executive Officer and the other independent directors.

Ms. Paulonis serves as our Chief Executive Officer and Ms. Ferguson serves as our independent Chair of the Board. Our Board has determined that this leadership structure is appropriate at this time. In particular, our Board believes that this structure streamlines decision making and enhances accountability. Furthermore, our Board believes that the presence of an independent Chair of the Board and a majority of independent directors provides effective oversight of management.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Chair of the Board, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary’s office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

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BOARD’S ROLE IN THE RISK MANAGEMENT PROCESS

The Board’s role in the risk management process is to understand and oversee the Company’s strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Vice President of Internal Audit, reporting to the Chair of the Audit Committee. The Vice President of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Company. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight) and shared with the full Board (for information) and the Nominating, Governance and Corporate Responsibility Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Company’s overall risk management strategy.

COMMITTEES OF THE BOARD OF DIRECTORS

Pursuant to our By-Laws, our Board of Directors has established the following committees:

•	Executive Committee;
•	Audit Committee;
•	Compensation and Talent Committee; and
•	Nominating, Governance and Corporate Responsibility Committee.

The function of each committee is described below. Each committee, pursuant to its charter adopted by the Board of Directors, consists of at least three members and is led by a Chair.

Executive Committee. The Executive Committee consists of Mr. Head (Chair), Ms. Ferguson, Mr. Molloy, Ms. Nealy Cox and Ms. Paulonis. The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Audit Committee. The Audit Committee consists of Mr. Molloy (Chair), Mr. Boyer, Ms. Flur and Mr. Head. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that each of Mr. Molloy, Mr. Boyer, Ms. Flur and Mr. Head qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

•	the quality and integrity of our financial statements, including oversight responsibility for management’s design and implementation, and the effectiveness of, internal controls;
•	the independent auditor’s qualifications and independence;
•	the performance of our internal audit function and independent auditors;
•	our compliance with legal and regulatory requirements;
•	our information technology function;
•	preparation of the report of the Audit Committee required for our annual proxy statements; and
•	our financing strategy, financial policies and financial condition.

  2023 Proxy Statement

The Audit Committee is governed by the Audit Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Compensation and Talent Committee. The Compensation and Talent Committee consists of Ms. Ferguson (Chair), Ms. Bishop, Mr. Boyer, and Ms. Linda Heasley (who will not be standing for re-election at the annual meeting). The Board has determined that each such member meets the independence requirements of the NYSE, as well as the “Non-Employee Director” requirements under Rule 16b-3 of the Exchange Act and the “outside director” requirements under Section 162(m) of the Internal Revenue Code. The purpose of the Compensation and Talent Committee is to, among other things:

•	discharges the Board’s responsibilities relating to oversight of the Company’s compensation and talent programs and policies;
•	establish our general compensation philosophy and objectives, in consultation with management, oversee and assess the development and implementation of compensation programs, policies and practices;
•	review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;
•	determine and approve the Chief Executive Officer’s compensation level (and forms thereof) based on this evaluation;
•	review and approve the compensation (and forms thereof) of the other executive officers and our non-employee, independent directors;
•	review and approve all compensation for all other executive officers;
•	consider the results of the most recent advisory vote on executive compensation in evaluating or making recommendations regarding executive compensation;
•	prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements;
•	establish the Company’s talent philosophy and objectives and, in consultation with management, oversee the development and implementation of talent programs, policies and practices; and
•

establish the Company’s diversity and inclusion philosophy and objectives, and, in consultation with management, oversee the development and implementation of diversity and inclusion programs, policies and practices.

The Compensation and Talent Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under “Compensation Discussion and Analysis – Compensation Decision-Making Process” of this Proxy Statement.

The Compensation and Talent Committee is governed by the Compensation and Talent Committee charter, which was amended in 2020 to reflect the Committee’s new name and its additional oversight over talent, diversity and inclusion policies and initiatives. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. Pursuant to its charter, the Compensation and Talent Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

Pursuant to its charter, the Compensation and Talent Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in “Compensation Discussion and Analysis – Compensation Decision-Making Process” of this Proxy Statement, the Compensation and Talent Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, to assist it

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in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, FW Cook has participated in meetings of the Compensation and Talent Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. FW Cook has not performed any services for our management.

Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee consists of Ms. Nealy Cox (Chair), Ms. Bishop, Ms. Flur and Ms. Heasley. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Nominating, Governance and Corporate Responsibility Committee is to, among other things:

•	identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;
•	consider any director candidates recommended by our stockholders pursuant to the procedures described in this Proxy Statement and in our By-Laws;
•	recommend to our Board of Directors individual directors to serve on our various Board committees;
•	develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and
•	oversee the evaluation of the Board of Directors and management; and
•	assist the Board in overseeing the Company’s corporate responsibility and sustainability initiatives.

The Nominating, Governance and Corporate Responsibility Committee is governed by the Nominating, Governance and Corporate Responsibility Committee charter, which was revised in 2019 to reflect the Committee’s additional oversight over the Company’s corporate responsibility and sustainability initiatives. The Committee periodically reviews the Company’s strategies, activities, policies and communications regarding sustainability and other environmental, social and governance-related matters and makes recommendations to the Board. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Talent Committee consists of Ms. Ferguson (Chair), Ms. Bishop, Mr. Boyer, and Ms. Heasley. No member of our current Compensation and Talent Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during FY23, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another company, one of whose executive officers served on the Compensation and Talent Committee;

•	a director of another company, one of whose executive officers served on the Compensation and Talent Committee; or
•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another company, one of whose executive officers served as one of our directors.

COMPENSATION RISK ASSESSMENT

The Compensation and Talent Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to

  2023 Proxy Statement

the value of the Company or the investments of our stockholders. The Compensation and Talent Committee considered compensation programs that apply to employees at all levels. In addition, the Compensation and Talent Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described under “Compensation Discussion and Analysis – Management of Compensation-Related Risk.”

Based on the foregoing, the Compensation and Talent Committee concluded in its April 2023 meeting that the Company’s compensation plans, programs and policies do not create incentives that encourage employees to take risks that are likely to have a material adverse effect on the Company. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation and Talent Committee with regard to executive compensation programs.

RELATED PARTY TRANSACTIONS

Our Board of Directors recognizes that interested transactions with related parties present a heightened risk of conflicts of interest, or the perception thereof, and therefore it adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, an “interested transaction”, is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $20,000 in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee, an officer or a director also constitutes an interested transaction. A “related party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) (1) an officer (including at the Vice President level or above), director or nominee for election as a director of the Company or any of its subsidiaries, (2) a greater than five percent beneficial owner of any class of the Company’s Common Stock or other equity securities, or (3) an immediate family member of any of the foregoing individuals.

Subject to several exceptions (as described below), all interested transactions must be approved or ratified by the Audit Committee of the Board of Directors, taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. An interested transaction may be approved or ratified if it is determined in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the transaction.

No director participates in any discussion or approval of an interested transaction for which he or she is a related party, except to the extent the director provides material information concerning the transaction to the Audit Committee. If an interested transaction remains ongoing, the Audit Committee must review and assess, on at least an annual basis, ongoing relationships with the related party to ensure that the interested transaction remains appropriate. In addition, if an interested transaction involving a member of the Board may constitute an actual or potential director conflict of interest, the General Counsel shall notify the Chair of the Nominating, Governance and Corporate Responsibility Committee of such interested transaction.

Under the policy, the following categories of interested transactions have been deemed by the Audit Committee to be pre-approved, even if in excess of $20,000, unless otherwise specifically determined by the committee: (1) any employment by the Company of an officer of the Company or any of its subsidiaries if the related compensation is

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approved (or recommended to the Board of Directors for approval) by the Company’s Compensation and Talent Committee, (2) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402, (3) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $120,000, or two percent of that company’s total annual revenues, and (4) any transaction where the related party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends). All interested transactions with related parties that are required to be disclosed under the SEC’s rules are disclosed in our Proxy Statement. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

DIRECTORS’ COMPENSATION AND BENEFITS

FY23 Director Compensation Table (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Total ($)

Rachel R. Bishop, Ph.D.	105,000	149,994	254,994

Jeffrey Boyer	105,000	149,994	254,994

Marshall E. Eisenberg (2)	40,278	149,994	190,272

Diana S. Ferguson	231,667	149,994	381,661

Dorlisa K. Flur	105,000	149,994	254,994

James M. Head	105,000	149,994	254,994

Linda Heasley	105,000	149,994	254,994

Robert R. McMaster (2)	91,833	149,994	241,827

John A. Miller (2)	33,833	149,994	183,827

Lawrence “Chip” P. Molloy	125,333	149,994	275,327

Erin Nealy Cox	118,556	149,994	268,550

Denise A. Paulonis (3)	—	—	—

Edward W. Rabin (2)	33,833	149,994	183,827

(1)

During FY23, we did not grant any stock options to, award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for members of our Board of Directors, and our directors did not receive any compensation that would constitute “All Other Compensation.”

(2)	Mssrs. Eisenberg, McMaster, Miller and Rabin did not stand for re-election at the 2023 Annual Meeting.

(3)	Ms. Paulonis did not receive compensation for her service as a director during FY23.

(4)

Reflects the grant date fair value of restricted stock unit (RSU) awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“ASC 718”). The grant date fair value of the RSUs is based on the fair market value of the underlying shares on the date of grant. On November 2, 2022, each director other than Ms. Paulonis, received 12,458 RSUs, which stock award had a grant date fair value equal to $149,994. As of September 30, 2023, the directors beneficially owned RSUs which were vested but not yet delivered in shares in the following amounts: (a) Ms. Bishop, 0; (b) Mr. Boyer, 0; (c) Mr. Eisenberg, 0; (d) Ms. Ferguson, 31,854; (e) Ms. Flur, 15,401; (f) Mr. Head, 14,292; (g) Ms. Heasley, 14,283; (h) Mr. McMaster, 0; (i) Mr. Miller, 0; (j) Mr. Molloy, 0; (k) Ms. Nealy Cox, 8,045; (l) Ms. Paulonis, 0; and (m) Mr. Rabin, 0.

  2023 Proxy Statement

NARRATIVE DISCUSSION OF DIRECTOR COMPENSATION TABLE

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table. The Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy (the “Director Compensation Policy”) governs the compensation paid to our independent directors. Following FW Cook’s bi-annual review of our director compensation program in July 2022, the Director Compensation Policy was amended with changes to take effect in FY2023, beginning October 1, 2022. Under the revised Director Compensation Policy, fees for the Board and Committee meetings were eliminated and annual Board cash and equity retainer fees, and committee chair fees were increased.

Cash Compensation

In FY23, pursuant to the Director Compensation Policy, each of our independent directors received an annual cash retainer of $105,000, payable in advance in four quarterly installments. Directors were not paid a fee for in-person or telephonic attendance of Board or committee meetings during FY23.

Additional annual cash retainers were paid to each independent director who served as the Chair of the Board (Ms. Ferguson) or chair of the Audit Committee (Mr. Molloy), Compensation and Talent Committee (Ms. Ferguson) or the Nominating, Governance and Corporate Responsibility Committee (Ms. Nealy Cox). The following table sets forth the annual cash retainers for services rendered in FY23.

Board Role	Cash Retainer Amount

Non-Executive Chair	$150,000

Audit Committee Chair	$ 30,000

Compensation and Talent Committee Chair	$ 25,000

Nominating, Governance & Corporate Responsibility Committee Chair	$ 20,000

Equity-Based Compensation

Pursuant to our Director Compensation Policy, each independent director, including Ms. Ferguson, was granted an annual equity-based retainer award with a value at the time of grant of $150,000. For FY23, these awards were granted in accordance with the 2019 Omnibus Incentive Plan in the form of RSUs that vested on November 15, 2023, subject to the director’s continued service on the Board on such date. On November 2, 2022, each independent director received an award of 12,458 RSUs. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director’s death or disability.

Stock Ownership and Retention Guidelines

Pursuant to our stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times the base annual cash retainer (excluding additional annual cash retainers for the Chair of the Board and committee chairs, and all meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised stock options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of September 30, 2023, all of our independent directors, subject to the five-year grace period, were in compliance with our stock ownership and retention guidelines.

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Travel Expense Reimbursement

Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

DIRECTOR INDEMNIFICATION AGREEMENTS

Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee’s corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

NO MATERIAL PROCEEDINGS

As of November 30, 2023 there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

  2023 Proxy Statement

BENEFICIAL OWNERSHIP OF

COMPANY’S STOCK

The following tables set forth certain information regarding the beneficial ownership, as of November 27, 2023, of: (i) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group; and (ii) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC) to beneficially own more than 5% of the total number of outstanding shares. The number of shares beneficially owned by each person or group as of November 27, 2023, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 27, 2023, including upon the exercise of stock options. The total number of outstanding shares on which the percentages of share ownership in the tables are based is 106,771,870. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

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 SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class (2)

Marlo M. Cormier	97,794	(3)	*

Mary Beth Edwards	69,129	(4)	*

John H. Goss	132,270	(5)	*

John M. Henrich	155,129	(6)	*

Kim McIntosh	11,272	(7)	*

Denise A. Paulonis	250,388	(8)	*

Scott C. Sherman	200,927	(9)	*

Mark G. Spinks	337,612	(10)	*

Rachel R. Bishop	12,458	(11)	*

Jeffrey Boyer	12,458	(12)	*

James Conroy	—	(13)	*

Diana S. Ferguson	49,724	(14)	*

Dorlisa K. Flur	42,537	(15)	*

James M. Head	26,801	(16)	*

Linda Heasley	62,290	(17)	*

Lawrence “Chip” P. Molloy	12,458	(18)	*

Erin Nealy Cox	25,967	(19)	*

All directors and executive officers as a group (17 persons)	1,499,214		1.36%

(1)	Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)	An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)	Includes 42,771 shares of Common Stock underlying vested stock options.

(4)	Includes 41,775 shares of Common Stock underlying vested stock options and 100 shares held by trust.

(5)	Includes 86,340 shares of Common Stock underlying vested stock options.

(6)	Includes 115,780 shares of Common Stock underlying vested stock options.

(7)	Includes 0 shares of Common Stock underlying vested stock options.

(8)	Includes 83,562 shares of Common Stock underlying vested stock options.

(9)	Includes 155,913 shares of Common Stock underlying vested stock options.

(10)	Includes 275,907 shares of Common Stock underlying vested stock options and 2,283 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan.

(11)	Includes 6,229 vested and deferred restricted stock units.

(12)	Includes 0 vested and deferred restricted stock units.

(13)	Mr. Conroy beneficially owns no common stock of the Company.

(14)	Includes 44,312 vested and deferred restricted stock units.

(15)	Includes 15,401 vested and deferred restricted stock units.

  2023 Proxy Statement

(16)	Includes 26,750 vested and deferred restricted stock units.

(17)	Includes 26,741 vested and deferred restricted stock units.

(18)	Includes 12,458 vested and deferred restricted stock units.

(19)	Includes 20,503 vested and deferred restricted stock units.

 PERSONS OWNING MORE THAN FIVE-PERCENT OF THE COMPANY’S COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	16,540,075 (1)	15.49%

FMR LLC 245 Summer Street, Boston, MA 02210	16,165,414 (2)	15.14%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	13,732,079 (3)	12.86%

ArrowMark Colorado Holdings LLC 100 Fillmore Street, Denver, CO 80206	5,921,078 (4)	5.55%

(1)	Based solely on information provided on that certain Schedule 13F filed with the SEC on November 13, 2023.

(2)	Based solely on information provided on that certain Schedule 13F filed with the SEC on November 13, 2023.

(3)	Based solely on information provided on that certain Schedule 13F filed with the SEC on November 14, 2023.

(4)	Based solely on information provided on that certain Schedule 13F filed with the SEC on November 14, 2023.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, the Company is providing in this Proxy Statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 48 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 48, and cast a vote “FOR” the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis beginning on page 48, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program uses a balanced mix of base salary, and annual and long-term incentives to attract and retain highly qualified executives; the compensation program also maintains a strong relationship between executive compensation and performance, thereby aligning the interests of the Company’s executive officers with those of its stockholders.

This vote is advisory and will not be binding on the Company. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements. The Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

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EXECUTIVE OFFICERS

The executive officers of Sally Beauty Holdings, Inc., their ages (as of December 13, 2023), and their positions for at least the last five years are as follows:

Denise A. Paulonis

President and Chief Executive Officer

Denise Paulonis, 51, has been our President and Chief Executive Officer since October 2021 and a member of our Board since May 2018. Prior to being appointed to her current role, Ms. Paulonis served as Executive Vice President and Chief Financial Officer of Sprouts Farmers Market, Inc. Prior to joining

Sprouts in February 2020, Ms. Paulonis was the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she held from August 2016 to January 2020. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015.

Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo and McKinsey & Company, after staring her career at Procter & Gamble. She holds an M.B.A from The Wharton School at the University of Pennsylvania and a Bachelors of Science in Finance and Economics from Miami University.

Marlo M. Cormier

Senior Vice President, Chief Financial Officer

Marlo Cormier, 52, has been our Senior Vice President, Chief Financial Officer and Chief Accounting Officer since November 2020. Prior to being appointed to her current role Ms. Cormier was Senior Vice President – Finance and Chief Accounting Officer since April 2020. Prior to joining the Company,

Ms. Cormier was the Senior Vice President, Corporate Finance and Chief Accounting Officer at Fossil Group, Inc. from 2013 to 2020. At Fossil Group, Ms. Cormier’s responsibilities included general accounting and SEC reporting, financial planning and analysis, taxes and treasury. Prior to her role at Fossil Group, Ms. Cormier was at Callaway Golf from 2001 to 2013 where she served in various executive roles including Vice President and Chief Accounting Officer. Prior to that Ms. Cormier was a Manager in Deloitte’s Accounting and Audit Services group. Ms. Cormier holds an active CPA license and a Bachelor’s of Science from Oregon State University with a double major in Financial Management and Accounting and a minor in Computer Science.

Mary Beth Edwards

Senior Vice President, Chief Transformation and Business Services Officer

Mary Beth Edwards, 60, has been our Senior Vice President, Chief Transformation and Business Services Officer since October 2023. Prior to being appointed to her current role, Ms. Edwards was our Chief Information Officer and Chief Transformation Officer since November 2020. Prior to that role,

Ms. Edwards had served as the Company’s Group Vice President, Chief Transformation Officer and Group Vice President of Global Sourcing. Prior to joining the Company in 2019, Ms. Edwards was Vice President Global Operations at Arrow Electronics from 2015 to 2019 and Vice President, Operations ECS, Arrow Electronics from 2009 to 2015. Ms. Edwards is a combat veteran and held the rank of MAJ Promotable in the U.S. Army. She holds a B.A. in Criminal Justice from Temple University.

  2023 Proxy Statement

John H. Goss

President, Sally Beauty Supply

John Goss, 56, has been President of Sally Beauty Supply since November 2020. Prior to that he was our Group Vice President and Head of Stores and Operations for Sally Beauty Supply. His responsibilities included leading over 2,900 retail stores and supporting the operations team, and most recently he led the deployment of Ship-From-Store (SFS) and Buy Online/Pickup in Store (BOPIS) across the Sally Beauty store network. Prior to joining the Company in 2016, Mr. Goss served consecutively as Vice President of Operations and then Vice President of Transformation Management Office for Signet Jewelers. Mr. Goss has held various leadership roles at Zales Jeweler, T-Mobile, Gap Inc., and L Brands throughout his career. Mr. Goss holds a Bachelor’s degree in Business Management from The University of Phoenix.

John M. Henrich

Senior Vice President, General Counsel and Secretary

John Henrich, 49, has been our Senior Vice President, General Counsel and Secretary since June 2019. Mr. Henrich has held various senior level positions with the Company since January 2012, including Interim General Counsel and Secretary since January 2018; Vice President, Deputy General Counsel,

Head of Regulatory from October 2016 to January 2018; Vice President, Associate General Counsel from October 2015 to October 2016; and Senior Counsel from January 2012 to October 2015. Prior to joining the Company, Mr. Henrich was Senior Counsel at Accor Hospitality. Mr. Henrich received his J.D. from Fordham University School of Law and his B.A. in History from Columbia University in the City of New York.

Kim McIntosh

Group Vice President, Controller and Chief Accounting Officer

Kim Mclntosh, 46, has been our Group Vice President, Controller, and Chief Accounting Officer since March 2021. Prior to joining the Company, Ms. McIntosh held various positions at Tailored Brands, Inc. including Chief Accounting Officer from 2020 to 2021, Vice President, Corporate Controller from 2013 to

2020, and Assistant Controller from 2012 to 2013. Prior to that, Ms. McIntosh held various roles at Chico’s FAS, Inc. Ms. McIntosh received her Masters of Business Administration and her Bachelors of Science in Accounting from Florida Gulf Coast University.

Scott C. Sherman

Senior Vice President and Chief Human Resources Officer

Scott Sherman, 45, has been our Senior Vice President and Chief Human Resources Officer since October 2017. Mr. Sherman has held various senior level positions with the Company since October 2012, including Group Vice President, Human Resources from November 2016 to September 2017, Vice

President and Deputy General Counsel from October 2013 to November 2016 and Associate General Counsel, Employment and Litigation from October 2012 to October 2013. Prior to joining the Company, Mr. Sherman was a Shareholder/Attorney at Littler Mendelson, P.C. where he represented clients in all aspects of labor and employment law. Mr. Sherman received his J.D. from the University of Pittsburgh School of Law and his B.A. in Political Science from Pennsylvania State University.

Mark G. Spinks

President, Beauty Systems Group

Mark G. Spinks, 62, has been the President of Beauty Systems Group LLC since July 2015. Mr. Spinks previously held a number of positions of increasing responsibility with us. Mr. Spinks was most recently the Chief Operating Officer of Beauty Systems Group LLC, a position he served in since September

2014. Prior to that, Mr. Spinks was the Vice President of Operations/GM for the Company’s Armstrong McCall franchise business, a position he held for five and a half years, and prior to that was the Director of Business Development for the Company for almost four years. Mr. Spinks received a B.A. in Economics and Criminal Justice from Indiana University.

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EXECUTIVE COMPENSATION

48	Compensation Discussion and Analysis

49	Executive Summary

53	Compensation Philosophy and Objectives

54	FY23 Executive Compensation Program

56	Tying Compensation to Performance

57	Base Salary

58	Annual Incentive

61	Long-Term Incentives

65	Other Compensation

65	Change-in-Control Severance Protection

66	Additional Compensation Policies

68	Compensation Decision-Making Process

68	Role of Compensation and Talent Committee

68	Role of Independent Compensation Consultant

68	Role of Management

69	Market Data/Benchmarking

69	Total Compensation Review

70	Consideration of Stockholder Vote on Executive Compensation

70	Management of Compensation-Related Risk

71	Compensation and Talent Committee Report

72	Compensation Tables

72	Summary Compensation Table

74	Grants of Plan-Based Awards for FY23

76	Outstanding Equity Awards at 2023 Fiscal Year-End

80	Option Exercises and Stock Vested in FY23

80	Potential Payments Upon Termination or Change in Control

83	CEO Pay Ratio

84	Pay Versus Performance

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) explains how the Company’s executive compensation program is designed and operates with respect to the following named executive officers (“NEOs”) for the fiscal year 2023 (“FY23”):

NEOs

Denise A. Paulonis President and Chief Executive Officer

Marlo M. Cormier Senior Vice President, Chief Financial Officer

John H. Goss President, Sally Beauty Supply

Mark G. Spinks President, Beauty Systems Group

Mary Beth Edwards Senior Vice President, Chief Transformation and Business Services Officer (1)
(1)	Mary Beth Edwards has been our Senior Vice President, Chief Transformation and Business Services Officer since October 2023.

For a complete understanding of our executive compensation program, this CD&A should be read in conjunction with the “Executive Compensation –Compensation Tables” of this Proxy Statement.

  2023 Proxy Statement

EXECUTIVE SUMMARY

Overview	Both the retail and beauty industries have been affected by a variety of factors driving change and uncertainty over the last few years, including lingering impacts from the COVID-19 pandemic, economic instability, and inflation. Our team has worked both smart and hard, overcoming supply chain issues, quickly changing priorities to account for shifting customer behaviors, cutting costs, updating our systems, building up our e-commerce, and looking for and implementing new and innovative ways to get and keep customers shopping online, in our stores and with our full service direct sales team. For FY23, we continued these efforts with enhancing our customer centricity, growing high margin own brands and amplifying innovation, increasing operational efficiency and optimizing our capabilities and making progress on ESG. We viewed FY23 as both a “reset” year on some shorter-term financial metrics and a year of activation on key initiatives intended to drive long-term growth and enhanced profitability, and adopted changes to the FY23 incentive compensation program to reflect this view.
FY23 Company Strategies	Enhancing Our Customer Centricity

✓  Launched CosmoProf Direct, a customizable digital storefront platform that gives our stylists the ability to curate a product selection specifically for their customers

–   BSG provides an opportunity for stylists to create their own digital storefronts for their salon customers, BSG fulfills the orders, and the stylists earn a commission

–   Advanced marketing tools available to deliver personalized product recommendations and promotions

✓  Introduced our free Licensed Colorist on Demand at Sally

–   Active at 75 Sally stores at the end of our FY23

–   Launched online in Q4 2023

✓  Launched Studio by Sally a concept store focused on educating customers how to color their own hair

–   Initial pilot in 6 stores in 2023 with the potential to roll out to more than 100 stores over the next 3-4 years

✓  Launched Happy Beauty Co., which targets savvy millennials, value seekers and discount beauty buyers

–   Opened pilot stores in the Dallas-Fort Worth and Phoenix areas

–   Product offerings priced under $10 and encompass 4 key categories: Cosmetics & Facial Care, Bath & Body, Nails, and Hair

Growing High Margin Own Brands and Amplifying Innovation

✓  Increased Sally’s own brand penetration

–   Launched bondbar hair color and care

–   Expanded Strawberry Leopard hair color and launched hair care

✓  Increased BSG’s innovation pipeline

–   Launched Amika and Danger Jones, and expanded distribution with Color Wow

Increasing Operational Efficiency and Optimizing Our Capabilities

✓  Building from a successful 90-store optimization pilot in FY22 where sales transfer rates exceeded internal targets, during Q1 FY23, successfully closed an additional ~350 locations; majority were Sally U.S. stores

✓  Closed 2 of our smaller distribution centers in December 2022, transferring volume to larger, more efficient distribution centers

✓  Launching a Fuel for Growth initiative to support our long-term operating profit objectives

Progress on ESG

Our Environmental, Social and Governance (“ESG”) strategy focuses primarily on the areas where we believe we can have a meaningful impact:

✓  Human Capital Management

✓  Diversity, Inclusion & Belonging

✓  Philanthropy & Community Engagement

✓  Environmental Sustainability & Responsible Sourcing

✓  Data Protection & Cybersecurity

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FY23 Company Financial Performance

(1)   Please see “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Annual Incentive” section of this CD&A for Comparable Sales and Adjusted Operating Income (“AOI”) definition.

(2)   Information in this Proxy Statement includes discussion of financial metrics that are not calculated in accordance with U.S. GAAP, including AOI, AOIM and Adjusted Diluted EPS. Please see Appendix 1 for a reconciliation of these measures to financial measures derived in accordance with U.S. GAAP.

(3)   3-Year Average Return on Invested Capital (“ROIC”) is defined as net income plus after-tax interest expense divided by monthly invested capital over the three-year performance period.

(4)   Please see “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Long-Term Incentives” section of this CD&A for Total Shareholder Return (“TSR”) and Adjusted Operating Income Margin (“AOIM”) definition.

  2023 Proxy Statement

FY23 Changes

Compensation Program Changes

Going into FY23, as we looked at program design, we took into account a variety of factors, including the “reset” of certain short-term metrics and the number of crucial initiatives the team would be executing throughout the year, including those focused on store and supply chain optimization, improving our supply chain end-to-end, and activating key initiatives aimed at driving long-term future growth and enhanced profitability. We also strived to balance retention, incentivizing associates on these key initiatives and growing our value for shareholders. As a result, we delayed setting our performance goals until January 2023 (typically decided in November) and we set challenging yet achievable goals that were aligned with our annual plan but were lower than the prior year results. Because of this delay and the different approach to our goals, we lowered our maximum payouts from 200% to 150% and also reduced the payout opportunity until prior year performance was exceeded. See “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Annual Incentive” section and “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Long-Term Incentives” section for specific goals. No changes were made to metrics and weightings.

The following changes were also made:

✓  On July 24, 2023, the Compensation and Talent Committee (“Committee”) approved an amended Compensation Recoupment Policy to comply with the new SEC / NYSE rules. See “Additional Compensation Policies” section of this CD&A for more details.

✓  On July 24, 2023, the Committee approved an amended Equity Ownership Policy. See “Additional Compensation Policies” section of this CD&A for more details.

FY23 NEO Pay

✓  The Committee increased base salaries for the NEOs between 3.5% to 6.3%, consistent with market data from our peer group.

✓  The NEOs were eligible for annual bonuses under the Annual Incentive Plan (“AIP”) and were granted long-term incentive (“LTI”) awards in the form of 50% performance stock units (“PSUs”) and 50% restricted stock units (“RSUs”).

–   The Committee increased Ms. Cormier, Mr. Goss and Mr. Spinks’ AIP target percentages from 70% to 75%, consistent with market data from our peer group.

✓  Our FY23 AOI performance was 95.4% performance achieved and Comparable Sales performance was 30.1% performance achieved. Accordingly, the payout for the financial component of the AIP was 51.3% of target. Our teams remained focused on fueling growth through our core strategic initiatives – enhancing customer centricity, driving innovation, increasing operating efficiency, and making progress on ESG. We continued to pilot a number of growth driving initiatives, including the launches of CosmoProf Direct, Studio by Sally and Happy Beauty Co. When combined with our focus on innovation and owned brands, we are confident that our strategies will continue to build upon our modern and dynamic retail / distribution platform, preparing us for a successful future. Importantly, we remain steadfast in our commitment to enhance value for our customers and shareholders over the long-term. As such, given the successful activation and enhancement of these long-term growth initiatives, the Committee determined a 150% payout for performance with respect to our strategic initiatives was appropriate (20% weighting, at target). Overall, after weighting the financial and strategic initiative components of the AIP, the AIP payouts were 81.3% of target.

✓  Following the completion of the performance period on September 30, 2023, the Committee determined that the FY21-23 relative total shareholder return PSUs (“FY21-23 rTSR PSUs”) granted in January 2021 were not earned because we did not achieve threshold performance. Per the terms of the award, the FY21-23 rTSR PSUs were cancelled without payout.

✓  Following the completion of the performance period on September 30, 2023, the Committee determined that the third one-year performance period of the FY21-23 adjusted operating income PSUs (“FY21-23 Y3AOI PSUs”) granted in January 2021 were earned at 77.2% of the target award. The earned FY21-23 Y3AOI PSUs were banked and will be paid out after completion of all performance periods on November 15, 2023, subject to the executive’s continued employment on such date.

✓  Following the completion of the performance period on September 30, 2023, the Committee determined that the second one-year performance period of the FY22-24 adjusted operating income margin PSUs (“FY22-24 Y2AOIM PSUs”) granted in November 2021 were earned at 82.9% of the target award. The earned FY22-24 Y2AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2024, subject to the executive’s continued employment on such date.

✓  Following the completion of the performance period on September 30, 2023, the Committee determined that the first one-year performance period of the FY23-25 adjusted operating income margin PSUs (“FY23-25 Y1AOIM PSUs”) granted in November 2022 were earned at 82.9% of the target award. The earned FY23-25 Y1AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2025, subject to the executive’s continued employment on such date.

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FY24 Changes

Compensation Program Changes

As we look at plan design for FY24, again, we are focused on additional improvements to our supply chain end-to-end and activating key initiatives aimed at driving long-term future growth and enhanced efficiencies and profitability. We also strived to balance retention, incentivizing associates on key growth and efficiency initiatives and growing our value for shareholders. As a result, we will be flattening our payout scales and continuing to set challenging yet achievable goals aligned with our annual plan. We also will return our maximum payouts to 200% and change our threshold payouts to 50% (except for Comparable Sales), consistent with market. For AIP, we will keep the same metrics and weightings (60% Adjusted Operating Income, 20% Comparable Sales, and 20% Strategic Initiatives), but Comparable Sales will be based on two, six-month performance periods versus a one-year performance period, with any payout for this metric occurring after the end of FY24. LTI awards will continue to be in the form of 50% PSUs and 50% RSUs, but the weighting of the PSU performance metrics will change to 60% Adjusted Operating Income Margin (“AOIM”) over three, one-year performance periods and 40% relative TSR (“rTSR”) over a three-year performance (from 50% AOIM and 50% rTSR).

Corporate Governance	WHAT WE DO	WHAT WE DO NOT DO

✓  Closely align pay with performance

✓  Retain an independent compensation consultant

✓  Conduct an annual review of our peer group composition

✓  Conduct an annual review of our executive officer performance and compensation

✓  Conduct an annual review of our incentive compensation design

✓  Limit incentive compensation with a maximum payout/cap

✓  Maintain a comprehensive recoupment/clawback policy

✓  Require a minimum vesting period for equity

✓  Maintain equity ownership guidelines and retention requirements

✘   No employment agreements for executive officers

✘   No discounting or repricing of stock options without stockholder approval

✘   No pledging or hedging transactions with respect to Company stock

✘   No “single trigger” change-in-control severance benefits

✘   No “single trigger” change-in-control equity acceleration for assumed awards

✘   No 280G excise tax “gross-ups”

✘   No excessive executive benefits or perquisites

✘   No tax “gross-ups” for executive benefits or perquisites (with certain limited exceptions in the case of new-hire or health-related benefits)

✘   No compensation programs that encourage excessive risk taking

  2023 Proxy Statement

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our Compensation and Talent Committee (“Committee”) designs our compensation programs with the following philosophies and objectives in mind:

Pay for Performance

✓  Link incentive compensation to performance through objectives that align with shareholder and other stakeholder interests and drive annual and long-term results.

✓  The higher the level in the organization, the greater the link to performance (more at-risk; making leaders more accountable).

Alignment with Shareholders

✓  Align executive and long-term shareholder interests by linking pay to achievement of performance objectives viewed as drivers of sustained value creation, delivering a significant portion of pay in equity compensation, and requiring executive officers to accumulate and hold a meaningful amount of Company stock.

Drive Annual and Long-Term Results

✓  Ensure performance objectives are understandable and drive delivery of financial results and successful execution of strategic initiatives.

✓  Ensure performance goals align to our annual and long-term strategies and financial operating plans.

Pay Competitively

✓  Ensure pay remains competitive with peer companies in order to attract, motivate and retain associates.

✓  Target the 50th percentile of market for all compensation components, adjusted by various factors such as individual performance, responsibilities, experience, internal equity, and expected future contributions.

Mitigate Undue Risk

✓  Use a mix of annual and long-term incentives and financial and strategic metrics.

✓  Use caps and gates for annual incentives and use vesting periods, caps, and restrictive covenants for long-term incentives.

✓  Maintain clawback policy and stock ownership guidelines.

✓  Review and approval of annual and long-term incentive performance goals, results and payouts by the Committee.

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FY23 EXECUTIVE COMPENSATION PROGRAM

The following are the primary components of the FY23 compensation program for our executive officers, including our NEOs:

Component	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Reviewed annually for increases.

AIP	Cash	Communicating and driving achievement of financial and strategic annual objectives that are important to our sustained success and stock value.	Earned based on achievement of AOI, comparable sales, and strategic initiative goals, with potential adjustment based on individual performance.

LTI 2019 Omnibus Incentive Plan	PSUs	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding performance, recognizing promotions, encouraging an equity stake in the Company, and aligning interests with those of our stockholders.	PSUs are eligible to vest based on achievement of goals related to rTSR over a three-year period and AOIM over three, one-year periods. In addition, realized value of PSUs at vesting is tied to Company stock price.
	RSUs	Encouraging retention through multi-year vesting requirements.	RSUs vest ratably over a three-year period with continued employment providing a retention incentive. Realized value of RSUs at vesting is tied to Company stock price.

  2023 Proxy Statement

The Company also provides the following components of compensation:

Component		Form of Compensation	Purpose

Other Compensation	Health and Welfare Benefits	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executive officers.
	Retirement Plan	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.
	Executive Physical	Reimbursement for an annual physical exam.	Promoting the good health of our executive officers.
	New Hire Benefits	Limited new hire benefits (including Company-paid COBRA and relocation expenses).	Attracting new talent by providing a smooth transition to our Company.

Change-in-Control Severance Protection

Eligibility to receive cash severance (1.99 times base salary and a 5-year average AIP award payout) and post-termination health and welfare benefits (24 months) in connection with involuntary termination within two years after a change in control.

Providing a competitive compensation package for attraction and retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Company.

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TYING COMPENSATION TO PERFORMANCE

Our executive compensation program closely links realized compensation to the achievement of financial objectives and changes in the Company’s stock price, with 54% of Ms. Paulonis’ and 46% of our other NEOs’ FY23 target compensation being performance-based and contingent upon the achievement of financial or strategic performance objectives or changes in our stock price.

We use five key performance metrics to measure results and determine annual incentive and PSU payouts:

  2023 Proxy Statement

Use of these metrics supports the following objectives:

Generate sustainable growth. The Committee believes these performance components – incorporated into the Company’s annual budget and long-term planning – represent the metrics that can be used by our stockholders to assess the Company’s value. Using these metrics, together with overlapping performance periods for our PSUs, enables the Committee to evaluate the NEOs’ performance in generating sustainable growth.

Balance annual and long-term objectives. The Committee also believes these measures highlight the importance of leading the Company to achieve both annual and long-term financial and strategic goals. These measures also reduce the risk that actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

Accountability for controllable operating performance and long-term growth. The standards for determining performance against objectives established for these metrics are derived from the Company’s financial statements, which follow generally accepted accounting principles. The terms of our AIP and PSUs provide the Committee the ability to adjust results to exclude certain items, either positive or negative, that it considers extraordinary when determining performance against pre-established financial goals. The Committee believes that retaining the ability to make adjustments encourages management’s willingness to take actions that may limit annual Company performance yet support long-term growth.

BASE SALARY

The Committee determines the base salary of each NEO on an annual basis (unless market conditions or changes in responsibilities warrant a mid-year change) and targets the 50th percentile of our peer group. The Committee uses its judgment to vary executive officer pay based on factors, such as an executive officer’s experience, performance and responsibilities, as well as internal parity. In evaluating the NEOs’ performance, the Committee relies primarily on our Chief Executive Officer’s performance review of each executive officer (other than herself). The subjective factors considered by our Chief Executive Officer primarily consist of whether the executive officer met their developmental and operational goals and the financial performance within their area of responsibility.

In September 2022, the Committee reviewed market data provided by FW Cook on our peer companies and the retail industry generally to determine whether changes to the base salaries for our executive officers were needed for FY23 to align our executive team with the market. The Committee increased base salary levels of the NEOs, with adjustments to reflect executive performance and to move executive salaries closer to the targeted competitive position. The Committee believes that the base salaries paid to our NEOs during FY23, as reflected in the table below, were appropriate to retain and motivate the officers and were competitive with those offered by our peer companies.

Name	Start of FY23 Base Salary	% Increase	End of FY23 Base Salary

Denise A. Paulonis	$1,100,000	3.6%	$1,140,000

Marlo M. Cormier	$600,000	4.2%	$625,000

John H. Goss	$525,000	6.3%	$558,000

Mark G. Spinks	$475,000	3.5%	$491,500

Mary Beth Edwards	$455,000	3.5%	$471,000

For the actual base salaries paid to our NEOs during FY23, please see the “Summary Compensation Table” of this Proxy Statement.

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ANNUAL INCENTIVE

Our AIP provides each NEO the opportunity to receive an annual cash incentive payout based on their base salary for the fiscal year, target award percentage and achievement of performance objectives:

FY23 Base Salary	X	Target Award Percentage	X	Performance Objectives Payout %	=	Award Payout

Target Award

TARGET AWARD

Our Chief Executive Officer made recommendations to the Committee for each NEO’s target award percentage (other than herself), based on job responsibilities and peer group data provided by FW Cook. After reviewing these recommendations, job responsibilities, peer group data, and ensuring an emphasis on performance-based / at-risk pay, the Committee approved the following FY23 target award percentages:

Name	FY22 Target Award Percentage (1)	FY23 Target Award Percentage (1)

Denise A. Paulonis	150%	150%

Marlo M. Cormier (2)	70%	75%

John H. Goss (2)	70%	75%

Mark G. Spinks (2)	70%	75%

Mary Beth Edwards	65%	65%

(1)	Reflected as a percentage of base salary established for the fiscal year.

(2)	Ms. Cormier, Mr. Goss and Mr. Spinks’ AIP target award percentages were increased 5% (from 70% to 75%), consistent with market data from our peer group.

The target award opportunity for each NEO under the AIP in FY23 is as follows:

Name	FY23 Base Salary (1)	Target Award Percentage	Target Award

Denise A. Paulonis	$1,129,918	150%	$1,694,877

Marlo M. Cormier	$618,699	75%	$464,024

John H. Goss	$549,682	75%	$412,262

Mark G. Spinks	$487,341	75%	$365,506

Mary Beth Edwards	$466,967	65%	$303,529

(1)	Base salary used for target opportunity calculation is prorated by the day and differs slightly from actual base salary paid.

PERFORMANCE OBJECTIVES

Going into FY23, as we looked at program design, we took into account a variety of factors, including the “reset” of certain short-term metrics and the number of crucial initiatives the team would be executing throughout the year, including those focused on store and supply chain optimization, improving our supply chain end-to-end, and activating key initiatives aimed at driving long-term future growth and enhanced profitability. We also strived to balance retention, incentivizing associates on these key initiatives, and growing our value for shareholders. As a

  2023 Proxy Statement

result, we delayed setting our performance goals until January 2023 (typically decided in November) and we set challenging yet achievable goals that were aligned with our annual plan but were lower than the prior year results. Because of this delay and the different approach to our goals, we lowered our maximum payouts from 200% to 150% and also reduced the payout opportunity until prior year performance was exceeded.

In addition, the Committee determined that the primary emphasis should be on financial performance objectives. Accordingly, 80% of the NEOs’ AIP award payouts are based on achievement of two pre-established financial goals and 20% on achievement of strategic initiatives, subject to potential adjustment based on individual performance as described below. The Committee approved the following FY23 AIP performance objectives:

•

60% Adjusted Operating Income – Sally Beauty Holdings, Inc.’s operating income as reported in its audited consolidated financial statements at the end of the fiscal year, with adjustments as the Committee may provide for prior to the commencement of the fiscal year (such as effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis).

Payout Scale – AOI pays out between 0-150% of target based on performance achieved:

Payout Scale (1)	AOI (Millions)	Performance Achieved	Payout %	Weighted Payout %

Maximum	≥ $410.6	≥ 115%	150%	90%

FY22 Actual	$391.3	109.6%	110%	66%

Target	$357.0	100%	100%	60%

Threshold	$303.5	85%	25%	15%

Below Threshold	< $303.5	< 85%	0%	0%

(1)	Payouts between performance levels is determined based on straight-line interpolation

•

20% Comparable Sales – Sally Beauty Holdings, Inc.’s store sales and digital commerce revenue that have been operating for 14 months or longer as of the last day of a month and sales to franchisees and full service sales through our Distributor Sales Consultants (“DSCs”) and wholesale business. Our comparable sales excludes the effect of changes in foreign exchange rates and generally sales from stores relocated until 14 months after the relocation. The sales from acquired stores are excluded from our comparable sales calculation until 14 months after the acquisition. Our calculation of comparable sales might not be the same as other retailers as the calculation varies across the retail industry.

Payout Scale – Comparable Sales pays out between 0-150% of target based on performance achieved:

Payout Scale (1)	Comparable Sales	Performance Achieved	Payout %	Weighted Payout %

Maximum	≥ 6.3%	≥ 140%	150%	30%

Target	4.5%	100%	100%	20%

Threshold	1.4%	30%	25%	5%

Below Threshold	< 1.4%	< 30%	0%	0%

(1)	Payouts between performance levels is determined based on straight-line interpolation

•

20% Strategic Initiatives – Company-wide initiatives applied to all officers set at the beginning of FY23 by the Committee and approved by the Board of Directors. These strategic initiatives focused on enhancing the customer experience, advancing our supply chain, store optimization, executing growth initiatives and progressing on ESG.

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Payout Scale – Strategic Initiatives pay out between 0-150% of target based on assessment by the Committee:

Performance Achieved	Payout %	Weighted Payout %

Exceeds	101-150%	21-30%

Target	100%	20%

Not Fully Achieved	0-99%	0-19%

To provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Committee does not specify individual performance objectives for individual officers under the AIP. Instead, the Committee maintains discretion to use its qualitative judgment to reduce or increase the dollar value of an individual officer’s AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual’s performance, but the adjusted payout cannot exceed the maximum award for such individual. No individual adjustments were made for FY23.

PAYOUT

Actual results for FY23 were as follows:

		Performance Achieved	Payout %	Weighted Payout %

Adjusted Operating Income	$340.8M	95.4%	77.2%	46.3%

Comparable Sales	1.4%	30.1%	25.1%	5%

Strategic Initiatives	—	Exceeds	150%	30%

Performance Objectives Payout %				81.3%

The Committee determined that the Company delivered on our strategic initiatives, each of which is discussed further in the “Compensation Discussion and Analysis – Executive Summary – FY23 Company Strategies” section of this Proxy Statement. Accomplishments and achievements on these included enhancements to our Customer Centricity (launching CosmoProf Direct, our Licensed Colorist on Demand at Sally, Studio by Sally, and Happy Beauty Co.), growing high margin Own Brands (launched bondbar and continued growth of Strawberry Leopard) and amplifying innovation (launched Amika and Danger Jones, and expanded distribution with Color Wow), increasing operational efficiency and optimizing our capabilities, and making progress on sustainability. We are confident that our strategies will continue to build upon our modern and dynamic retail / distribution platform, preparing us for a successful future. Importantly, we remain steadfast in our commitment to enhance value for our customers and shareholders over the long-term. As such, the Committee determined a 150% payout for performance with respect to our strategic initiatives was appropriate for this component of the AIP (20% weighting, at target).

The table below shows the target awards under the AIP for the NEOs for FY23 and the award payouts:

Name	Target Award	Performance Objectives Payout %	Award Payout

Denise A. Paulonis	$1,694,877	81.3%	$1,377,935

Marlo M. Cormier	$464,024	81.3%	$377,251

John H. Goss	$412,262	81.3%	$335,169

Mark G. Spinks	$365,506	81.3%	$297,156

Mary Beth Edwards	$303,529	81.3%	$246,769

  2023 Proxy Statement

LONG-TERM INCENTIVES

The Committee’s policy is to approve equity awards and have them be effective on the same day. Other than special one-time grants, such as at the time of a new hire or promotion, the Committee intends to grant equity awards to its executive officers once a year, and such grants are generally made at the same time that the Committee approves base salary increases and the AIP target awards for the fiscal year. These actions generally occur within the first quarter of the fiscal year.

Our Senior Vice President and Chief Human Resources Officer provides our Chief Executive Officer with a list of employees eligible for equity awards. Our Chief Executive Officer then makes a grant recommendation to the Committee for each of the proposed grantees, including the NEOs other than herself, based on consideration of the value of the grants that the employee received in prior years, the competitive market data provided to the Committee by FW Cook, and her views as to the employee’s expected future contribution to our business results. The Chair of the Committee recommends to the Committee the Chief Executive Officer’s proposed equity grant based on her review of competitive market data provided by FW Cook and the CEO’s performance. The Committee is ultimately responsible for approving the award grant value and the methodology for converting this value into number of shares. In making equity grants for eligible employees, the Committee considers the recommendations of the Chief Executive Officer and the competitive data provided by FW Cook regarding aggregate share usage and costs associated with equity grants.

FY23 EQUITY AWARDS

Consistent with its equity grant policy, the Committee granted RSUs and PSUs in November 2022 to each of our executive officers. For more information regarding the equity awards granted to our NEOs during FY23, please see the “Grants of Plan-Based Awards” table of this Proxy Statement. The intended grant values of the NEOs’ FY23 equity awards are reflected in the following table:

Name	FY23 Equity Award Grant Value

Denise A. Paulonis	$4,750,000

Marlo M. Cormier	$ 950,000

John H. Goss	$ 750,000

Mark G. Spinks	$ 750,000

Mary Beth Edwards	$ 575,000

•	RSUs comprised 50% of the equity award value. RSUs vest ratably over a three-year period, subject to continued employment.
•	PSUs comprised 50% of the equity award value. PSUs are eligible to vest based on the following FY23-25 PSU performance objectives (and continued employment):

–	50% rTSR measured over a three-year performance period.

◾	TSR means the change in a company’s stock price plus dividends paid to shareholders (assumed to be reinvested) over the rTSR Performance Period, and is measured as follows:

TSR =	Ending Stock Price – Beginning Stock Price + Reinvested Dividends

Beginning Stock Price

–	Beginning and Ending Stock Price Determination: A 30-day trading average at the beginning and ending of the rTSR Performance Period.
–

Dividend Reinvestment: Dividends will be determined using the Ex-Dividend date with the sum of all dividends paid throughout the performance period added to the difference between the Ending Stock Price and Beginning Stock Price.

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•	Sally Beauty Holdings, Inc.’s TSR is measured on a relative basis compared to the rTSR Comparator Companies.
•	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY23-25 PSU grants) is negative, then the payout will be capped at 100%.

◾	rTSR Performance Period means fiscal years of the Company beginning on October 1, 2022 and ending on September 30, 2025.
◾	rTSR Comparator Companies are the companies comprising the S&P Composite 1500 Specialty Stores Index.

•	The S&P Composite 1500 Specialty Stores Index companies are locked in as of the grant date and remain the same throughout the rTSR Performance Period even if the Index composition changes.
•	Award treatment if the following situations occur during the rTSR Performance Period:

	Situation	Plan Treatment

Adjustments	Stock splits and recapitalizations	Opening share price adjusted for recapitalizations
	rTSR Comparator Company bankruptcy / delisting / liquidation	Company not removed from rTSR Comparator Companies; Company considered to be at the bottom of the rTSR Comparator Companies
	rTSR Comparator Company acquired or taken private	Company removed from the rTSR Comparator Companies from the beginning of the performance period
rTSR Comparator Company announcement of being acquired but not yet closed

No Adjustments	Stock buybacks or issuance	No special adjustments made
	Significant acquisition or divestiture	Acquisition or divestiture would impact the company’s TSR, so no adjustment needed
	rTSR Comparator Company financial restatements which occur after the performance period ends	No adjustments made; Captured in the next annual grant cycle as reflected in stock price

◾	rTSR Payout Scale – rTSR pays out between 0-200% of target based on Sally Beauty Holdings, Inc.’s percentile rank:

Payout Scale (1)(2)	Percentile Rank Achieved	Payout %

Maximum	≥ 85th %ile	200%

Target	55th %ile	100%

Threshold	25th %ile	25%

Below Threshold	< 25th %ile	0%

(1)	Payouts between performance levels will be determined on a straight-line interpolation.

(2)	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY23-25 rTSR PSUs) is negative, then the payout will be capped at 100%.

–	50% AOIM measured over three, one-year performance periods.

◾	AOIM is defined as Sally Beauty Holdings, Inc.’s adjusted operating income divided by total sales for the AOIM Performance Period.

  2023 Proxy Statement

◾	AOIM Performance Period means:

Year 1: Fiscal year of the Company beginning on October 1, 2022 and ending on September 30, 2023 (“Y1AOIM”);

Year 2: Fiscal year of the Company beginning on October 1, 2023 and ending on September 30, 2024 (“Y2AOIM”); and

Year 3: Fiscal year of the Company beginning on October 1, 2024 and ending on September 30, 2025 (“Y3AOIM”).

◾

AOIM Payout Scale – AOIM for the FY23-25 PSUs pays out between 0-150% of target based on the Company’s performance. The payout scale for each tranche is determined at the beginning of each AOIM performance period. See “Determination of FY23-25 Y1AOIM PSUs” for the payout scale of the first, one-year performance period.

Any FY23-25 PSUs earned are banked and paid out after the completion of all performance periods on November 15, 2025, subject to the executive’s continued employment.

DETERMINATION OF FY21-23 RTSR PSUS

Following the completion of the performance period on September 30, 2023, the Committee determined that the FY21-23 rTSR PSUs granted in January 2021 were not earned because we did not achieve threshold performance:

Payout Scale (1)(2)	Percentile Rank Achieved	Payout %

Maximum	≥ 85th %ile	200%

Target	55th %ile	100%

Threshold	25th %ile	25%

Below Threshold	< 25th %ile	0%

Performance Achieved & Payout %	23.1th %ile	0%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

(2)	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY21-23 rTSR PSUs) is negative, then the payout will be capped at 100%.

Per the terms of the award, the FY21-23 rTSR PSUs were cancelled without payout.

DETERMINATION OF FY21-23 Y3AOI PSUS

Following the completion of the performance period on September 30, 2023, the Committee determined that the FY21-23 Y3AOI PSUs granted in January 2021 were earned at 77.2% of the target award:

Payout Scale (1)	Y3AOI (Millions)	Performance Achieved	Payout %

Maximum	≥ $410.6	≥ 115%	200%

FY22 Actual	$391.3	109.6%	110%

Target	$357.0	100%	100%

Threshold	$303.5	85%	25%

Below Threshold	< $303.5	< 85%	0%

Performance Achieved & Payout %	$340.8	95.4%	77.2%

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(1)	Payouts between performance levels were determined based on straight-line interpolation.

The earned FY21-23 Y3AOI PSUs were banked and will be paid out after completion of all performance periods on November 15, 2023, subject to the executive’s continued employment on such date.

With the completion of the performance periods for the FY21-23 rTSR PSUs and the FY21-23 Y3AOI PSUs, all performance periods for the FY21-23 PSUs have now concluded:

Grant	Metrics and Weighting	Performance Period(s)	FY21	FY22	FY23
FY21-23
	50% Relative Total Shareholder Return (“rTSR”)	3-Year	rTSR 0% Payout

	50% Adjusted Operating Income (“AOI”)	3, 1-Year	Y1AOI 132.7% Payout	Y2AOI 0% Payout	Y3AOI 77.2% Payout

All earned and banked PSUs will be paid out on November 15, 2023, subject to the executive’s continued employment on such date.

DETERMINATION OF FY22-24 Y2AOIM PSUS

Following the completion of the performance period on September 30, 2023, the Committee determined that the FY22-24 Y2AOIM PSUs granted in November 2021 were earned at 82.9% of the target award:

Payout Scale (1)	Y2AOIM	Performance Achieved	Payout %

Maximum	≥ 10.7%	≥ 115%	200%

FY22 Actual	10.3%	110.3%	110%

Target	9.3%	100%	100%

Threshold	8.6%	93%	25%

Below Threshold	< 8.6%	< 93%	0%

Performance Achieved & Payout %	9.1%	98.3%	82.9%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

The earned FY22-24 Y2AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2024, subject to the executive’s continued employment on such date.

  2023 Proxy Statement

DETERMINATION OF FY23-25 Y1AOIM PSUS

Following the completion of the performance period on September 30, 2023, the Committee determined that the FY23-25 Y1AOIM PSUs granted in November 2022 were earned at 82.9% of the target award:

Payout Scale (1)	Y1AOIM	Performance Achieved	Payout%

Maximum	≥ 10.7%	≥ 115%	150%

FY22 Actual	10.3%	110.3%	110%

Target	9.3%	100%	100%

Threshold	8.6%	93%	25%

Below Threshold	< 8.6%	< 93%	0%

Performance Achieved & Payout %	9.1%	98.3%	82.9%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

The earned FY23-25 Y1AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2025, subject to the executive’s continued employment on such date.

OTHER COMPENSATION

Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited executive benefits and perquisites. Our NEOs are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, vision, life insurance, and disability plans. In addition, our NEOs (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our NEOs. Under the 401(k) plan, our employees may contribute (on a pre-tax basis) up to 50% of eligible compensation, subject to Internal Revenue Code limitations. After a year of service, we match each employee’s contribution (including our NEOs) at a rate of 100% on the first 4% of the employee’s eligible compensation. Employees are immediately vested in the matching contributions made by us. Our NEOs are also eligible for reimbursement of an annual physical exam. In addition, we may offer Company-paid COBRA and relocation expenses for new executive officers.

The Committee believes that offering the above-described benefits and perquisites to our NEOs is consistent with the terms and benefits offered by other similarly-situated public companies and enhances our ability to retain our NEOs. Given the fact that these items represent a relatively insignificant portion of our NEOs’ total compensation, the availability of such items does not materially influence the decisions made by the Committee with respect to the other elements of the total compensation payable to our NEOs.

CHANGE-IN-CONTROL SEVERANCE PROTECTION

Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage our senior executive officers to remain employed with the Company during an important time when their prospects for continued employment can be uncertain, we are parties to change-in-control severance agreements with each of our NEOs, which provide payments and benefits in the event of the executive’s termination of employment by the Company without cause or by the executive for “good reason” within two years following a change in control. Because a termination by the executive for good reason is effectively a “constructive termination” by the Company without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Committee has determined that our change-in-control agreements are generally consistent with those in place at similarly-situated public companies, are designed to keep our executive officers focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control and are necessary to retain and recruit our executive officers. The Committee also deemed it important from a retention perspective to treat all of the NEOs similarly with respect to their change-in-control arrangements.

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Under the terms of our 2010 and 2019 Omnibus Incentive Plans, stock options, PSUs and RSUs have “double trigger” change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder’s involuntary separation from service within two years following the change in control, or such other period specified by the Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. In either case, PSUs for which the performance period has not commenced will be forfeited.

ADDITIONAL COMPENSATION POLICIES

COMPENSATION RECOUPMENT POLICY

The Company maintains a mandatory compensation recoupment policy that complies with the parameters described in Rule 10D-1 under the Securities Exchange Act of 1934, as amended and the NYSE listing standards. If we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, then we will recover reasonably promptly from any current or former executive officer incentive-based compensation (including incentive-based equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data.

Our policy also requires the Company, to the extent permitted by governing law, to seek reimbursement of incentive-based compensation (including cash and equity compensation) paid to any current or former employee, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Committee’s view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Company. In each such instance, the Company will seek to recover the person’s entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Committee’s determination that the person engaged in misconduct.

In addition, our policy also includes a discretionary recoupment provision which provides that in the event that the Committee determines that any current or former employee engages in misconduct (as defined in the policy), then the Committee may, in its sole discretion, require (i) cancellation or forfeiture of such current or former employee’s unvested equity awards granted on or after September 18, 2019, and/or (ii) such current or former employee to reimburse the Company for their most recently received non-equity incentive compensation.

EQUITY OWNERSHIP POLICY AND RETENTION REQUIREMENT

Consistent with our commitment to aligning the interests of our executive officers with stockholders, the Company maintains an equity ownership policy which applies to our executive officers. Pursuant to these guidelines, executive officers are expected to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive officer’s level in the Company.

On July 24, 2023, the Committee approved certain amendments to the equity ownership policy, primarily to increase our CEO’s amount of equity required to be retained from 5x to 6x base salary and provided that 50% of unvested RSUs will count towards achievement of the policy, in addition to other immaterial changes. The policy provides that shares owned outright by the executive officer or indirectly (e.g., owned or held in trust by an immediate family member), shares the receipt of which has been deferred, shares held in company sponsored benefit or retirement plans, as well as 50% of RSUs which have not yet vested / been settled, count towards the

  2023 Proxy Statement

executive officer’s equity ownership totals. Stock options (whether vested or unvested), restricted shares, 50% of RSUs which have not yet vested / been settled, as well as unearned PSUs, do not count towards the executive officer’s equity ownership totals under the policy. The amount of equity required to be retained (“Retention Amount”), as applicable to the NEOs, is as follows:

Position	Retention Amount (Multiple of Base Salary)

Chief Executive Officer	6x

Presidents and Senior Vice Presidents	3x

Until such time as the executive officer reaches their Retention Amount, the executive officer will be required to retain that percentage of the shares of Common Stock received upon vesting of restricted stock, settlement of RSUs, payout of PSUs and exercise of stock options (net of any shares utilized to pay for the exercise price of the stock option and/or tax withholding for the stock option, restricted stock, RSUs or PSUs, as applicable) as set forth below:

Position	Retention Requirement

Chief Executive Officer	50%

Presidents and Senior Vice Presidents	50%

Because executive officers must retain a percentage of shares resulting from any exercise of stock options, settlement of RSUs or PSUs or the vesting of restricted stock until they achieve the specified Retention Amount, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of September 30, 2023, all of our executive officers were in compliance with our equity retention requirements.

USE OF PRE-APPROVED TRADING PLANS

We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under SEC rules, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise stock options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan.

POLICY AGAINST MARGIN TRADING, PLEDGING OR HEDGING COMPANY STOCK

Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Company’s other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions. Our insider trading policy also prohibits transactions in puts, calls or other derivative securities, on an exchange or in any other organized market.

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COMPENSATION DECISION-MAKING PROCESS

ROLE OF COMPENSATION AND TALENT COMMITTEE

The Committee reviews each component of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Committee receives input from its independent compensation consultant as well as from members of management, as discussed below.

The Chair of our Committee has significant experience in the management of professionals and has served both as chair and as a member of the compensation committees of other publicly-traded companies, and all of our Committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Board believes that this experience provides the members of our Committee with a solid frame of reference within which to evaluate our executive compensation programs and practices.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee retained the services of an independent consultant, FW Cook, to assist in its annual review of our executive compensation program and biennial review of our non-employee director compensation program. As part of this engagement, FW Cook assisted the Committee in the design of our current programs and continues to advise the Committee on our programs. The Committee has directly engaged FW Cook to assist with these same services for FY23, based on FW Cook’s experience, expertise and familiarity with the Company. FW Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Committee’s executive compensation consultant.

The Committee determined that the work of FW Cook did not raise any conflicts of interest in FY23. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and the NYSE listing standards, including the fact that FW Cook does not provide any other services to the Company, the level of fees received from the Company as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether the individual FW Cook advisers to the Committee own any stock of the Company or have any business or personal relationships with members of the Committee or our executive officers.

ROLE OF MANAGEMENT

The Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. Our Chief Executive Officer recommends to the Committee the base pay levels and individual compensation targets for each executive officer (other than herself) based on each executive’s experience, as well as our Chief Executive Officer’s view as to the strategic importance of that executive’s role, knowledge and performance. Our Chief Executive Officer’s unique insight into our business and day-to-day interaction with our executive officers provides a valuable resource to the Committee with respect to our executive compensation programs. In addition, the Committee relied on recommendations made by our Chief Executive Officer and our Chief Financial Officer in selecting the performance metrics and targets for FY23 incentive awards.

Our Chief Executive Officer as well as other members of management generally attend Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Committee concerning their own compensation. The Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Committee with input on our financial performance and operational issues, and our General Counsel provides input to the Committee regarding compliance with the laws, regulations and best practices applicable to executive compensation.

  2023 Proxy Statement

MARKET DATA/BENCHMARKING

FW Cook assisted the Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. FW Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of retail companies.

The following 16 specialty retail companies comprised our peer group for FY23 and was used to set FY23 compensation for our NEOs, which we refer to as our “peer companies” or “peer group”:

Abercrombie & Fitch	Guess?	Signet Jewelers
American Eagle Outfitters	Hibbett Sports	Ulta Beauty
Caleres	Kontoor Brands	Urban Outfitters
Carter’s	Party City	Williams-Sonoma
Foot Locker	Petco Health & Wellness	Wolverine World Wide
Genesco

The Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. At the time of approval, in terms of size, our revenues were between the median and 75th percentile and our market capitalization was between the 25th percentile and median of these peer companies. The peer group differs from our peer group for FY22 as described below:

•

The Committee approved the addition of the following companies based on such companies being comparable to our financials, having similar business operations and strategy, and providing balance within the peer group: Genesco and Petco Health & Wellness.

•	The Committee approved the removal of the following companies due to size or taken private: At Home Group and DICK’S Sporting Goods.

TOTAL COMPENSATION REVIEW

As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in FY23, the Committee reviewed tally sheets prepared by management containing information for each executive officer regarding, among other things:

•	compensation for the last four fiscal years;
•	length of service;
•	the types and amounts of long-term incentives granted in the last four fiscal years;
•	the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;
•	the proceeds realized from stock option exercises and PSU / RSU releases during the last four fiscal years; and
•	perquisites and other compensation paid during the last four fiscal years.

The Committee believes that this comprehensive annual review is important to understanding the total compensation paid and, in certain circumstances, payable to, our executive officers. The Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation strategy. Based on its review for FY23, the Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

The Committee strives to make decisions on each component of executive compensation within the context of an officer’s entire compensation package, meaning that a decision on one compensation component (such as base

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salary) impacts decisions made on other compensation components (such as annual and long-term incentives). Based upon input received from FW Cook, the Committee believes that this program balances both the mix of cash and equity compensation, the mix of annual and long-term incentives, and the security of change-in-control severance benefits in a way that furthers the compensation objectives discussed above.

CONSIDERATION OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

At the annual meeting of stockholders on January 26, 2023, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2029 annual meeting. Therefore, the last advisory vote was held in 2023 and the next advisory vote on executive compensation will occur at this annual meeting. Please refer to “Proposal 2 – Advisory Vote on Executive Compensation” section of this Proxy Statement for information regarding the advisory (non-binding) resolution regarding the compensation of the Company’s NEOs, including the Company’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement.

At the annual meeting of stockholders on January 26, 2023, in the advisory vote on executive compensation, over 98% of the shares voted were voted in support of the compensation of the Company’s NEOs. The Committee appreciates and values the views of our stockholders. As part of its compensation review, the Committee considered both the results of the 2023 advisory vote on executive compensation and feedback from our stockholders, and concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong stockholder support and have been effective in implementing the Company’s stated compensation philosophy and objectives. The Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board. Please refer to “Corporate Governance, the Board and Its Committees — Communications with the Board” section of this Proxy Statement for information about communicating with the Board.

MANAGEMENT OF COMPENSATION-RELATED RISK

We design our executive compensation program to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing complementary performance measures linked to growth, profitability and shareholder returns;
•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;
•

An assortment of vehicles for delivering compensation, including cash and equity-based incentives with different time horizons, to focus our executive officers on specific objectives that help us achieve our business plan and create an alignment with long-term stockholder interests;

•	A compensation recoupment/clawback policy;
•	Standardized equity grant procedures; and
•	Equity ownership policy and retention requirement applicable to all executive officers.

  2023 Proxy Statement

COMPENSATION AND TALENT

COMMITTEE REPORT

The Compensation and Talent Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Talent Committee

Diana S. Ferguson (Chair)

Rachel R. Bishop, Ph.D.

Jeffrey Boyer

Linda Heasley

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

 The following table contains compensation information for our NEOs. The information included in this table reflects compensation earned by the NEOs  for services rendered to us for the fiscal years ended September 30, 2023, September 30, 2022, and September 30, 2021.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)

Denise A. Paulonis	2023	1,129,231	—	4,701,885	—	1,377,935	21,884	7,230,935

President and Chief Executive Officer	2022	1,083,077	400,000	5,357,400	999,999	330,000	192,678	8,363,154

Marlo M. Cormier	2023	618,269	—	964,884	—	377,251	17,539	1,977,943

Senior Vice President, Chief Financial Officer	2022	586,538	—	768,259	—	82,216	22,245	1,459,258
	2021	531,539	—	320,534	178,495	491,655	10,859	1,533,082

John H. Goss	2023	549,115	—	760,339	—	335,169	17,870	1,662,493

President, Sally Beauty Supply	2022	507,231	—	578,453	—	71,146	16,546	1,173,376

	2021	441,289	—	262,529	146,197	402,029	18,424	1,270,468

Mark G. Spinks	2023	487,058	—	769,440	—	297,156	22,450	1,576,104

President, Beauty Systems Group	2022	470,692	—	589,050	—	65,929	21,128	1,146,799

	2021	459,000	—	366,327	203,998	430,542	21,669	1,481,536

Mary Beth Edwards	2023	466,692	—	585,505	—	246,769	20,620	1,319,586

Senior Vice President, Chief Transformation and Business Services Officer	2022	450,962	—	479,940	—	58,653	16,660	1,006,215

(1)	Reflects principal positions held as of September 30, 2023.

(2)

Reflects a cash sign-on bonus intended to compensate Ms. Paulonis for amounts forfeited upon termination from her prior employer (50% of which was subject to repayment if Ms. Paulonis resigned or if the Company terminated her employment for cause within her first year of employment with the Company).

(3)	Reflects the grant date fair value of the stock awards (RSUs and PSUs), determined in accordance with ASC 718. The PSUs granted:

(a)

In FY23 are comprised of PSUs with one, three-year performance period with goals related to rTSR (referred to herein as the FY23-25 rTSR PSUs) and PSUs with three, one-year performance periods with goals related to AOIM (referred to herein as the FY23-25 Y1AOIM PSUs, FY23-25 Y2AOIM PSUs and FY23-25 Y3AOIM PSUs), in each case with the number of shares earned paid out at the end of the three-year performance period on November 15, 2025. The AOIM goals for the FY23-25 Y2AOIM PSUs and FY23-25 Y3AOIM PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY23-25 rTSR PSUs and FY23-25 Y1AOIM PSUs are reported in the Stock Awards column for 2023, but the grant date fair value of the FY23-25 Y2AOIM PSUs and FY23-25 Y3AOIM PSUs will not be reported in the Stock Awards column until 2024 and 2025, respectively.

(b)

In FY22 are comprised of PSUs with one, three-year performance period with goals related to rTSR (referred to herein as the FY22-24 rTSR PSUs) and PSUs with three, one-year performance periods with goals related to AOIM (referred to herein as the FY22-24 Y1AOIM PSUs, FY22-24 Y2AOIM PSUs and FY22-24 Y3AOIM PSUs), in each case with the number of shares earned paid out at the end of the three-year performance period on November 15, 2024. The AOIM goals for the FY22-24 Y2AOIM PSUs and FY22-24 Y3AOIM PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY22-24 rTSR PSUs and FY22-24 Y1AOIM PSUs were reported in the Stock Awards column for 2022, and the grant date fair value of the FY22-24 Y2AOIM PSUs are reported in the Stock Awards column for 2023. The grant date fair value of the FY22-24 Y3AOIM PSUs will not be reported in the Stock Awards column until 2024.

  2023 Proxy Statement

(c)

In FY21 are comprised of PSUs with one, three-year performance period with goals related to rTSR (referred to herein as the FY21-23 rTSR PSUs) and PSUs with three, one-year performance periods with goals related to AOI (referred to herein as the FY21-23 Y1AOI PSUs, FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs), in each case with the number of shares earned paid out at the end of the three-year performance period on November 15, 2023. The AOI goals for the FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY21-23 rTSR PSUs and FY21-23 Y1AOI PSUs were reported in the Stock Awards column for 2021, the grant date fair value of the FY21-23 Y2AOI PSUs were reported in the Stock Awards column for 2022, and the grant date fair value of the FY21-23 Y3AOI PSUs are reported in the Stock Awards column for 2023.

(4)

The fair value of the FY23 RSUs is calculated using the closing price for shares of our Common Stock on the date of grant (11/02/22). The fair value of the FY23-25 Y1AOIM PSUs, FY22-24 Y2AOIM PSUs and FY21-23 Y3AOI PSUs is calculated using the closing price for shares of our Common Stock on the date the Committee approved the performance objectives of the awards (01/25/23). The fair value of the FY23-25 rTSR PSUs is based on the Monte Carlo valuation as of the grant date (11/02/22). The assumptions used in the Monte Carlo valuation of the FY23-25 rTSR PSUs are included in Note 5 to our audited financial statements for the fiscal year ended September 30, 2023, included in our Form 10-K filed with the SEC on November 16, 2023. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded to each NEO, which was the assumed probable outcome as of the grant date. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values would have been as follows:

Name	FY23 PSUs ($)(a)	FY22 PSUs ($)(b)	FY21 PSUs ($)(c)

Denise A. Paulonis	4,408,517	3,564,846	—

Marlo M. Cormier	930,745	736,536	294,581

John H. Goss	731,964	556,920	241,284

Mark G. Spinks	750,167	578,114	336,657

Mary Beth Edwards	566,351	459,909	—

(a)	Includes the FY23-25 rTSR PSUs, FY23-25 Y1AOIM PSUs, FY22-24 Y2AOIM PSUs, and FY21-23 Y3AOI PSUs.

(b)	Includes the FY22-24 rTSR PSUs, FY22-24 Y1AOIM PSUs and FY21-23 Y2AOI PSUs.

(c)	Includes the FY21-23 rTSR PSUs and FY21-23 Y1AOI PSUs.

(5)

Reflects the grant date fair value of the option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the stock option awards are included in Note 5 to our audited financial statements for the fiscal years ended September 30, 2023, September 30, 2022, and September 30, 2021, included in our Form 10-K filed with the SEC on November 16, 2023, November 17, 2022, and November 22, 2021, respectively.

(6)

The amounts reported reflect AIP awards earned for the respective fiscal year. For information regarding the AIP, please see “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Annual Incentive” of this Proxy Statement.

(7)	Amounts reported as “All Other Compensation” for FY23 include the following:

Name	Company Matching Contributions to 401(k) ($)	Life Insurance Premiums ($)	Total ($)

Denise A. Paulonis	19,262	2,622	21,884

Marlo M. Cormier	13,537	4,002	17,539

John H. Goss	12,968	4,902	17,870

Mark G. Spinks	13,200	9,250	22,450

Mary Beth Edwards	12,580	8,040	20,620

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 GRANTS OF PLAN-BASED AWARDS FOR FY23

 The following table contains information regarding plan-based awards provided during FY23 to the NEOs:

		AIP			PSUs			RSUs
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Denise A. Paulonis

		423,719	1,694,877	2,542,316

	11/02/22							197,259	2,374,998

FY23-25 rTSR	11/02/22				24,658	98,629	197,258		1,532,695

FY23-25 Y1AOIM	01/25/23				8,219	32,876	49,314		490,510

FY22-24 Y2AOIM	01/25/23				5,089	20,354	40,708		303,682

Marlo M. Cormier

		116,006	464,024	696,036

	11/02/22							39,451	474,990

FY23-25 rTSR	11/02/22				4,932	19,725	39,450		306,527

FY23-25 Y1AOIM	01/25/23				1,644	6,575	9,863		98,099

FY22-24 Y2AOIM	01/25/23				958	3,831	7,662		57,159

FY21-23 Y3AOI	01/25/23				471	1,884	3,768		28,109

John H. Goss

		103,066	412,262	618,393

	11/02/22							31,146	374,998

FY23-25 rTSR	11/02/22				3,894	15,573	31,146		242,004

FY23-25 Y1AOIM	01/25/23				1,298	5,191	7,787		77,450

FY22-24 Y2AOIM	01/25/23				719	2,873	5,746		42,865

FY21-23 Y3AOI	01/25/23				386	1,543	3,086		23,022

Mark G. Spinks

		91,377	365,506	548,259

	11/02/22							31,146	374,998

FY23-25 rTSR	11/02/22				3,894	15,573	31,146		242,004

FY23-25 Y1AOIM	01/25/23				1,298	5,191	7,787		77,450

FY22-24 Y2AOIM	01/25/23				719	2,873	5,746		42,865

FY21-23 Y3AOI	01/25/23				539	2,153	4,306		32,123

Mary Beth Edwards

		75,882	303,529	455,294

	11/02/22							23,878	287,491

FY23-25 rTSR	11/02/22				2,985	11,939	23,878		185,532

FY23-25 Y1AOIM	01/25/23				995	3,979	5,969		59,367

FY22-24 Y2AOIM	01/25/23				599	2,394	4,788		35,718

FY21-23 Y3AOI	01/25/23				292	1,166	2,332		17,397

(1)

As described in footnotes 2 and 3 in the “Summary Compensation Table” of this Proxy Statement, the FY21-23 Y3AOI PSUs were granted during FY21 (grant date of 01/27/21), the FY22-24 Y2AOIM PSUs were granted during FY22 (grant date of

  2023 Proxy Statement

11/03/21) and the FY23-25 Y1AOIM PSUs were granted during FY23 (grant date of 11/02/22), but the Committee established the applicable performance objectives for such awards during FY23 (on 01/25/23).

(2)

Reflects potential cash award payouts under the AIP. Thresholds are based on financial measures only (no threshold for Strategic Initiatives). See “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Annual Incentive” of this Proxy Statement for more details. FY23 AIP payouts are shown in the “Summary Compensation Table” of this Proxy Statement under “Non-Equity Incentive Plan Compensation”.

(3)

Reflects potential payouts of the PSUs described in footnote (1), in each case under the 2019 Omnibus Incentive Plan. See “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Long-Term Incentives” and footnotes 2 and 3 in the “Summary Compensation Table” of this Proxy Statement for more details.

(4)

Reflects RSUs granted in FY23, in each case under the 2019 Omnibus Plan. The restrictions upon these awards lapse ratably over three years. See “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details.

(5)

Reflects a grant date fair value of $12.04 per RSU (granted on 11/02/22), $15.54 per rTSR PSU (granted on 11/02/22), $14.92 per Y1AOIM PSU (granted on 11/02/22 – performance objectives established on 01/25/23), $14.92 per Y2AOIM PSU (granted on 11/03/21 – performance objectives established on 01/25/23)) and $14.92 per Y3AOI PSU (granted on 01/27/21 – performance objectives established on 01/25/23).

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 OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

 The following table contains information about outstanding stock option and stock awards held by the NEOs on September 30, 2023:

		Option Awards				Stock Awards
						RSUs		PSUs
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#) (2)	Market Value of Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(4)

Denise A. Paulonis

	11/02/22					197,259	1,653,030

FY23-25 rTSR	11/02/22							98,629	826,511

FY23-25 Y1AOIM	11/02/22					27,255	228,397

	11/03/21					81,418	682,283

FY22-24 rTSR	11/03/21							61,063	511,708

FY22-24 Y2AOIM	11/03/21					16,874	141,404

	10/01/21	41,781	83,562	17.09	10/01/31	56,563	473,998

Marlo M. Cormier

	11/02/22					39,451	330,599

FY23-25 rTSR	11/02/22							19,725	165,296

FY23-25 Y1AOIM	11/02/22					5,451	45,679

	11/03/21					15,326	128,432

FY22-24 rTSR	11/03/21							11,494	96,320

FY22-24 Y2AOIM	11/03/21					3,176	26,615

FY21-23 Y1AOI	01/27/21					2,498	20,933

FY21-23 Y3AOI	01/27/21					1,455	12,193

	11/23/20	7,831	3,916	11.78	11/23/30	1,634	13,693

	11/04/20	20,682	10,342	9.09	11/04/30	4,236	35,498

John H. Goss

	11/02/22					31,146	261,003

FY23-25 rTSR	11/02/22							15,573	130,502

FY23-25 Y1AOIM	11/02/22					4,304	36,068

	11/03/21					11,494	96,320

FY22-24 rTSR	11/03/21							8,620	72,236

FY22-24 Y2AOIM	11/03/21					2,382	19,961

FY21-23 Y1AOI	01/27/21					2,046	17,145

FY21-23 Y3AOI	01/27/21					1,192	9,989

	11/23/20	3,804	3,804	11.78	11/23/30	1,588	13,307

	11/04/20	7,682	7,682	9.09	11/04/30	3,146	26,363

	11/05/19	5,002	—	16.65	11/05/29

	11/01/18	14,505	—	18.14	11/01/28

	11/01/17	17,516	—	17.42	11/01/27

	11/01/16	26,345	—	25.53	11/01/26

  2023 Proxy Statement

		Option Awards				Stock Awards
						RSUs		PSUs
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#) (2)	Market Value of Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(4)

Mark G. Spinks

	11/02/22					31,146	261,003

FY23-25 rTSR	11/02/22							15,573	130,502

FY23-25 Y1AOIM	11/02/22					4,304	36,068

	11/03/21					11,494	96,320

FY22-24 rTSR	11/03/21							8,620	72,236

FY22-24 Y2AOIM	11/03/21					2,382	19,961

FY21-23 Y1AOI	01/27/21					2,855	23,925

FY21-23 Y3AOI	01/27/21					1,663	13,936

	11/04/20	—	17,728	9.09	11/04/30	7,261	60,847

	11/05/19	36,013	—	16.65	11/05/29

	11/01/18	34,812	—	18.14	11/01/28

	11/01/17	42,040	—	17.42	11/01/27

	11/01/16	57,959	—	25.53	11/01/26

	10/28/15	53,151	—	23.45	10/28/25

	10/29/14	34,204	—	29.20	10/29/24

	10/30/13	17,700	—	26.30	10/30/23

Mary Beth Edwards

	11/02/22					23,878	200,098

FY23-25 rTSR	11/02/22							11,939	100,049

FY23-25 Y1AOIM	11/02/22					3,299	27,646

	11/03/21					9,578	80,264

FY22-24 rTSR	11/03/21							7,183	60,194

FY22-24 Y2AOIM	11/03/21					1,985	16,634

FY21-23 Y1AOI	01/27/21					1,547	12,964

FY21-23 Y3AOI	01/27/21					901	7,550

	11/23/20	1,118	560	11.78	11/23/30	234	1,961

	11/04/20	17,728	8,864	9.09	11/04/30	3,631	30,428

	11/05/19	13,505	—	16.65	11/05/29

(1)	The unvested stock options vest as follows:

	Grant Date	Vest Date
Name		10/01/23	11/15/23	11/23/23	10/01/24	Total

Denise A. Paulonis	10/01/21	41,781			41,781	83,562

Marlo M. Cormier	11/23/20			3,916		3,916

	11/04/20		10,342			10,342

John H. Goss	11/23/20			3,804		3,804

	11/04/20		7,682			7,682

Mark G. Spinks	11/04/20		17,728			17,728

Mary Beth Edwards	11/23/20			560		560

	11/04/20		8,864			8,864

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(2)	The unvested RSUs vest as follows:

	Grant Date	Vest Date
Name		10/01/23	11/15/23	11/23/23	10/01/24	11/15/24	11/15/25	Total

Denise A. Paulonis	11/02/22		65,752			65,752	65,755	197,259

FY23-25 Y1AOIM (a)	11/02/22						27,255	27,255

RSUs	11/03/21		40,709			40,709		81,418

FY22-24 Y2AOIM (b)	11/03/21					16,874		16,874

RSUs	10/01/21	28,281			28,282			56,563

Marlo M. Cormier	11/02/22		13,150			13,150	13,151	39,451

FY23-25 Y1AOIM (a)	11/02/22						5,451	5,451

RSUs	11/03/21		7,663			7,663		15,326

FY22-24 Y2AOIM (b)	11/03/21					3,176		3,176

FY21-23 Y1AOI (c)	01/27/21		2,498					2,498

FY21-23 Y3AOI (c)	01/27/21		1,455					1,455

RSUs	11/23/20			1,634				1,634

RSUs	11/04/20		4,236					4,236

John H. Goss	11/02/22		10,381			10,382	10,383	31,146

FY23-25 Y1AOIM (a)	11/02/22						4,304	4,304

RSUs	11/03/21		5,747			5,747		11,494

FY22-24 Y2AOIM (b)	11/03/21					2,382		2,382

FY21-23 Y1AOI (c)	01/27/21		2,046					2,046

FY21-23 Y3AOI (c)	01/27/21		1,192					1,192

RSUs	11/23/20			1,588				1,588

RSUs	11/04/20		3,146					3,146

Mark G. Spinks	11/02/22		10,381			10,382	10,383	31,146

FY23-25 Y1AOIM (a)	11/02/22						4,304	4,304

RSUs	11/03/21		5,747			5,747		11,494

FY22-24 Y2AOIM (b)	11/03/21					2,382		2,382

FY21-23 Y1AOI (c)	01/27/21		2,855					2,855

FY21-23 Y3AOI (c)	01/27/21		1,663					1,663

RSUs	11/04/20		7,261					7,261

Mary Beth Edwards	11/02/22		7,959			7,959	7,960	23,878

FY23-25 Y1AOIM (a)	11/02/22						3,299	3,299

RSUs	11/03/21		4,789			4,789		9,578

FY22-24 Y2AOIM (b)	11/03/21					1,985		1,985

FY21-23 Y1AOI (c)	01/27/21		1,547					1,547

FY21-23 Y3AOI (c)	01/27/21		901					901

RSUs	11/23/20			234				234

RSUs	11/04/20		3,631					3,631

  2023 Proxy Statement

(a)	The FY23-25 Y1AOIM PSUs are included in this table based on actual performance of 82.9% and will vest on November 15, 2025, subject to continued employment on such date.

(b)

The FY22-24 Y2AOIM PSUs are included in this table based on actual performance of 82.9% and will vest on November 15, 2024, subject to continued employment on such date. The FY22-24 Y1AOIM PSUs are not included in this table because they were not earned and were cancelled without payout following the conclusion of the performance period on September 30, 2022.

(c)

The FY21-23 Y1AOI PSUs and FY21-23 Y3AOI PSUs are included in this table based on actual performance of 132.7% and 77.2%, respectively, both of which will vest on November 15, 2023, subject to continued employment on such date. The FY21-23 rTSR PSUs are not included in this table because they were not earned and were cancelled without payout following the conclusion of the performance period on September 30, 2023. The FY21-23 Y2AOI PSUs are not included in this table because they were not earned and were cancelled without payout following the conclusion of the performance period on September 30, 2022.

(3)

The potential payout dates for the unearned PSUs are as follows (shown at target except as otherwise noted). See “Compensation Discussion and Analysis – FY23 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details. The FY23-25 Y2AOIM PSUs, FY23-25 Y3AOIM PSUs, and FY22-24 Y3AOIM PSUs are not included in this table because the performance goals for such awards have not been established and, as a result, are not considered granted for accounting and disclosure purposes until the respective performance goals are established.

	Grant Date	Performance Period	Potential Payout Date
Name			11/15/24	11/15/25	Total

Denise A. Paulonis

FY23-25 rTSR	11/02/22	FY23-25		98,629	98,629

FY22-24 rTSR	11/03/21	FY22-24	61,063		61,063

Marlo M. Cormier

FY23-25 rTSR	11/02/22	FY23-25		19,725	19,725

FY22-24 rTSR	11/03/21	FY22-24	11,494		11,494

John H. Goss

FY23-25 rTSR	11/02/22	FY23-25		15,573	15,573

FY22-24 rTSR	11/03/21	FY22-24	8,620		8,620

Mark G. Spinks

FY23-25 rTSR	11/02/22	FY23-25		15,573	15,573

FY22-24 rTSR	11/03/21	FY22-24	8,620		8,620

Mary Beth Edwards

FY23-25 rTSR	11/02/22	FY23-25		11,939	11,939

FY22-24 rTSR	11/03/21	FY22-24	7,183		7,183

(4)	Value based on the closing price for shares of our Common Stock on September 29, 2023 of $8.38.

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OPTION EXERCISES AND STOCK VESTED IN FY23

The following table contains information about stock options exercised, stock vested and the value realized by the NEOs during FY23:

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Valued Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Denise A. Paulonis			68,989	866,412

Marlo M. Cormier			21,073	278,632

John H. Goss			12,132	150,506

Mark G. Spinks	35,456	286,997	16,972	212,659

Mary Beth Edwards			10,139	126,820

(1)

Value realized on vesting for RSUs is equal to the closing price for shares of our Common Stock on the date of vesting multiplied by the number of shares acquired upon vesting. The “Number of Shares Acquired on Vesting” and the “Value Realized on Vesting” include shares that were withheld for taxes at the time of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated value of the payments and benefits that each of our NEOs would receive upon termination of employment under various circumstances or a change in control. The amounts shown assume that the triggering event (termination of employment or a change in control) occurred on September 30, 2023.

The amounts presented in the following table do not reflect amounts the NEO earned or accrued prior to the triggering event, such as previously vested equity awards. For information about these previously earned and accrued amounts, see the “Summary Compensation Table”, “Outstanding Equity Awards at 2023 Fiscal Year-End” table and “Option Exercises and Stock Vested in FY23” table of this Proxy Statement.

Name and Potential Payment Type	Death or Disability ($)	Retirement ($)(1)	Change in Control ($)(2)(8)	Change in Control with Qualified Termination ($)(2)(3)(9)	Termination for Any Other Reason ($)(10)

Denise A. Paulonis

FY23 Bonus (4)	1,377,935	—	—	1,377,935	—

Severance (5)	—	—	—	2,925,300	—

Equity Awards (6)	2,115,582	—	—	4,517,331	—

Health and Welfare Benefits (7)	—	—	—	16,089	—
Total	3,493,517	—	—	8,836,655	—

Marlo M. Cormier

FY23 Bonus (4)	377,251	—	—	377,251	—

Severance (5)	—	—	—	1,727,101	—

Equity Awards (6)	448,337	—	—	1,085,176	—

Health and Welfare Benefits (7)	—	—	—	41,236	—

Total	825,588	—	—	3,230,764	—

  2023 Proxy Statement

Name and Potential Payment Type	Death or Disability ($)	Retirement ($)(1)	Change in Control ($)(2)(8)	Change in Control with Qualified Termination ($)(2)(3)(9)	Termination for Any Other Reason ($)(10)

John H. Goss

FY23 Bonus (4)	335,169	—	—	335,169	—

Severance (5)	—	—	—	1,457,367	—

Equity Awards (6)	349,645	—	—	721,677	—

Health and Welfare Benefits (7)	—	—	—	30,827	—

Total	684,814	—	—	2,545,040	—

Mark G. Spinks

FY23 Bonus (4)	297,156	297,156	—	297,156	—

Severance (5)	—	—	—	1,393,249	—

Equity Awards (6)	381,549	603,719	—	768,908	—

Health and Welfare Benefits (7)	—	—	—	31,321	—

Total	678,705	900,875	—	2,490,634	—

Mary Beth Edwards

FY23 Bonus (4)	246,769	—	—	246,769	—

Severance (5)	—	—	—	1,219,482	—

Equity Awards (6)	277,491	—	—	567,101	—

Health and Welfare Benefits (7)	—	—	—	31,211	—

Total	524,260	—	—	2,064,563	—

(1)	Only Mr. Spinks was eligible for retirement as of September 30, 2023.

(2)

For purposes of the severance agreements, a “change in control” generally includes: (i) the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock; (ii) a change in the majority of the incumbent Board of Directors; (iii) certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our Common Stock or sales of substantially all of our assets; or (iv) stockholder approval of our complete liquidation or dissolution.

(3)

For purposes of this table, a qualified termination means termination without cause or a resignation for good reason within 24 months following a change in control. “Good reason” generally includes: (i) a material diminution in authority, duties or responsibilities of the executive or the supervisor to whom the executive reports; (ii) a material reduction in the executive’s base salary; (iii) a material reduction in the budget over which the executive retains authority; (iv) a relocation of the executive’s principal location by more than 20 miles; or (v) any other material breach of the severance agreement. “Cause” generally includes: (i) the executive’s uncured demonstrably willful and deliberate material breach of duties and responsibilities, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company; and (ii) the executive’s commission of a felony involving moral turpitude.

(4)	Reflects the current fiscal year AIP award payout, which was not yet paid as of September 30, 2023.

(5)

Reflects a severance payment of 1.99 times the NEO’s base salary as of the end of FY23 plus 1.99 times the average of the NEO’s AIP award payouts for the previous five fiscal years (excluding FY23), payable in a lump sum. Because she commenced employment in FY20, an annualized bonus was used for FY20 for Ms. Cormier.

(6)

Reflects the estimated value of unvested in-the-money stock options, PSUs and RSUs based on the closing price per share of our Common Stock on September 29, 2023 of $8.38. For purposes of this calculation, unvested stock options having a value less than $8.38 have a value of $0. For PSUs, calculations are based on the following: (i) in the case of death, disability, or retirement, 100% of the target number of units for the FY23-25 rTSR PSUs and FY22-24 rTSR PSUs, 0% of the target number of units for the FY21-23 rTSR PSUs, 132.7% of the target number of units for the FY21-23 Y1AOI PSUs, 0% of the target number of units for the FY21-23 Y2AOI PSUs, 77.2% of the target number of units for the FY21-23 Y3AOI PSUs, 0% of the target

www.sallybeautyholdings.com  81

number of units for the FY22-24 Y1AOIM PSUs, 82.9% of the target number of units for the FY22-24 Y2AOIM PSUs, and 82.9% of the target number of units for the FY23-25 Y1AOIM PSUs; and (ii) in the case of a change in control with qualified termination, 100% of the target number of units for the FY23-25 rTSR PSUs, FY22-24 rTSR PSUs and FY21-23 rTSR PSUs, 132.7% of the target number of units for the FY21-23 Y1AOI PSUs, 0% of the target number of units for the FY21-23 Y2AOI PSUs, 77.2% of the target number of units for the FY21-23 Y3AOI PSUs, 0% of the target number of units for the FY22-24 Y1AOIM PSUs, 82.9% of the target number of units for the FY22-24 Y2AOIM PSUs, and 82.9% of the target number of units for the FY23-25 Y1AOIM PSUs, per the terms of the award agreements. The impact of each scenario on outstanding stock options, PSUs and RSUs is described in the following table:

Equity Award Type	Death or Disability	Retirement (a)	Change in Control with Qualified Termination	Termination for Any Other Reason

Options	Accelerated Vesting (Next Tranche Only)	Continues to Vest up to 36 Months	Accelerated Vesting (All)	Forfeited

PSUs	In Progress, Prorated (Based on Actual Performance); Not in Progress, Forfeited	In Progress, Prorated (Based on Actual Performance); Not in Progress, Forfeited	rTSR PSUs, Accelerated Vesting (All at Target); All Other PSUs (In Progress, Based on Actual Performance; Not in Progress, Forfeited)	Forfeited

RSUs	Accelerated Vesting (Next Tranche Only)	Continues to Vest up to 36 Months	Accelerated Vesting (All)	Forfeited

(a)	Assuming the NEO agrees to restrictive covenants. If the NEO does not agree to restrictive covenants, then the NEO will forfeit his or her unvested equity awards.

(7)

Reflects the cost of continued health and welfare benefits for 24 months, based on (i) our portion of the projected cost of the benefits (the NEO pays the employee cost for such coverage) and (ii) the level of coverage selected by the NEO.

(8)

Assuming stock options, RSUs and PSUs awarded pursuant to the 2010 and 2019 Omnibus Incentive Plans are assumed by the acquirer. If, instead, the stock options, RSUs and PSUs were not assumed by the buyer, then such awards would be cancelled in in exchange for a cash payment (based upon the difference between the price per share offered in connection with the change in control and the exercise price, in the case of stock options). The estimated value of such awards is reflected in the “Change in Control with Qualified Termination” column of this table.

(9)

Pursuant to the terms of the severance agreements, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other “parachute payments” as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive’s average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

(10)

If the executive terminates employment with the Company for any reason other than death or disability, retirement or a change in control with a qualified termination, then such executive will not be entitled to any payments or benefits in connection with such termination.

  2023 Proxy Statement

CEO PAY RATIO

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

The Company identified the median employee for FY22, using a methodology in accordance with SEC rules, as explained in our proxy statement for our 2023 annual meeting, filed with the SEC on Schedule 14 A on December 14, 2022. We believe there has been no significant change to our employee population, employee compensation arrangements, or the circumstances of that median employee since the employee was first identified last year that would result in a significant change to our pay ratio. As of July 1, 2023, our global head count was 27,386 employees. Accordingly, as permitted under SEC rules, we are using the same median employee identified for purposes of last year’s CEO pay ratio.

For FY23, the total annual compensation of our CEO was $7,230,935 and the median employee’s total annual compensation was $14,091. Accordingly, the ratio of CEO pay to median employee pay was 513:1.

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PAY VERSUS PERFORMANCE
The following table shows the compensation actually paid (“CAP”) (as defined by the SEC in Item 402(v) of Regulation
S-K)
for our NEOs and our financial performance for the fiscal years shown.

	CEO (1)		Other NEOs (1)
Fiscal Year	Summary Compensation Table Total (2)	Compensation Actually Paid (3)	Average Summary Compensation Table Total (2)	Average Compensation Actually Paid (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income (Millions) (6)	AOI (Millions) (7)

2023	$7,230,935	$2,854,742	$1,634,032	$ 857,188	$96.43	$94.71	$184.6	$340.8

2022	$8,363,154	$6,267,042	$1,286,427	$ 575,679	$144.99	$82.42	$183.6	$391.3

2021	$6,723,259	$5,734,028	$1,407,832	$1,781,613	$193.90	$124.60	$239.9	$461.1

(1)	NEOs included in these columns reflect the following individuals:

Fiscal Year	CEO	Other NEOs

2023	Denise A. Paulonis	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Mary Beth Edwards

2022	Denise A. Paulonis	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Mary Beth Edwards, Pam K. Kohn

2021	Christian A. Brickman	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Pam K. Kohn, Aaron E. Alt

(2)	Amounts reflect Summary Compensation Table Total for our NEOs for each corresponding year.

(3)
The following tables illustrate the adjustments to the Summary Compensation Table Total for our CEO as well as the average for our other NEOs, to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023

Summary Compensation Table Total	$6,723,259	$8,363,154		$7,230,935

Minus: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$4,245,711	$6,357,399		$4,701,885

Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$0	$4,260,517		$2,022,820

Plus: Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$0	$0	-$	1,694,291

Plus: Fair Value at Vesting of Option and Stock Awards Granted and Vested in Same Fiscal Year	$2,370,656	$0		$0

Plus: Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,289,566	$770	-$	2,837

Minus: Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$403,742	$0		$0

Compensation Actually Paid	$5,734,028	$6,267,042		$2,854,742

  2023 Proxy Statement

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Other NEOs	Fiscal Year 2021	Fiscal Year 2022		Fiscal Year 2023

Average Summary Compensation Table Total	$1,407,832		$1,286,427		$1,634,032

Minus: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$581,704		$640,227		$770,042

Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$839,512		$296,579		$331,238

Plus: Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$166,112	-$	172,842	-$	335,892

Plus: Fair Value at Vesting of Option and Stock Awards Granted and Vested in Same Fiscal Year	$0		$0		$0

Plus: Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$57,066		$83,141	-$	2,147

Minus: Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$107,205		$277,399		$0

Average Compensation Actually Paid	$1,781,613		$575,679		$857,188
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718. For more information, please see the notes to our financial statements in our Annual Report on Form
10-K
and the footnotes to the Summary Compensation Table of this proxy statement. The assumptions used in calculating the fair value of the Option and Stock Awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on or between May 22, 2018 and October 1, 2021 used an estimated term between 3.09 years and
7.10-years
in FY21, an expected term between 3.10 years and 5.00 years in FY22, and an expected term between 2.97 years and 6.00 years in FY23, as compared to an estimated term of 6.00 years used to calculate the grant date fair value of such awards, and (ii) (a) the
FY19-21
AOIG/ROIC PSU assumed a payout below target, the
FY20-22
AOIG/ROIC PSU assumed a payout below threshold, the
FY21-23
AOI PSU assumed a payout above target in FY21, (b) the
FY20-22
AOIG/ROIC and
FY21-23
AOI and
FY22-24
AOIM PSU awards had payouts below threshold in FY22, and
(c) FY21-23
AOI,
FY22-24
AOIM PSU, and
FY23-25
AOIM PSU awards had payouts below target in FY23, in each case as compared to the grant date fair value calculations which assumed a payout at target.

(4)
Total Shareholder Return (“TSR”) represents the cumulative return on a fixed investment of $100 in the common stock of Sally Beauty Holdings, Inc., for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)
Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Dow Jones U.S. Specialty Retailers Index for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

(7)
Adjusted Operating Income (“AOI”) is our Company Selected Measure. Please see
“Compensation Discussion and Analysis – FY23 Executive Compensation Program – Annual Incentive”
section of this CD&A for AOI definition.

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85

RELATIONSHIP BETWEEN CAP VERSUS CUMULATIVE TSR OF THE COMPANY AND PEER GROUP
The following chart illustrates the relationship between CAP for our CEO and the average CAP for our Other NEOs against our TSR, as well as the relationship between our TSR and the TSR of our Peer Group:

RELATIONSHIP BETWEEN CAP VERSUS NET INCOME
The following chart illustrates the relationship between CAP for our CEO and the average CAP for our Other NEOs against our Net Income:

  2023 Proxy Statement

RELATIONSHIP BETWEEN CAP VERSUS AOI
The following chart illustrates the relationship between CAP for our CEO and the average CAP for our Other NEOs against our AOI:

MOST IMPORTANT PERFORMANCE MEASURES
The following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year:

•	AOI
•	AOIM
•	Comparable Sales
•	TSR

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PROPOSAL 3

RATIFICATION OF SELECTION

OF AUDITORS

Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2024. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

FEES PAID TO KPMG

The fees billed by KPMG with respect to the years ended September 30, 2023 and September 30, 2022 were as follows:

	Year Ended September 30, 2023	Year Ended September 30, 2022

Audit Fees (1)	$2,699,580	$3,235,945

Audit-Related Fees (2)	$9,827	$80,178

Tax Fees (3)	$1,276,531	$885,570

All Other Fees	$1,780	$1,780

Total Fees (4)	$3,987,718	$4,203,473

(1)

Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)	Audit-related fees primarily consist of fees for services related to certain agreed-upon procedures.

(3)

Tax fees consist of fees for services related to the preparation of the U.S. and associated state and local income tax returns, foreign tax return preparation, transfer pricing assistance, tax audit assistance, state income tax planning, and other ad hoc federal, state, and international/foreign tax matter assistance.

(4)	The Audit Committee pre-approved all fees.

The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2023 is compatible with maintaining KPMG’s independence.

Pre-Approval Policy.    Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2023. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the Chair of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3.

  2023 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are “independent” (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Lawrence “Chip” Molloy, the Chair of the Audit Committee, Jeffrey Boyer, Dorlisa K. Flur, and James M. Head as audit committee financial experts under the SEC’s guidelines.

The Audit Committee’s purposes and responsibilities are described in its charter, available on the corporate governance section of the Company’s website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the independent auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Company’s internal audit function; (b) deciding whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated the qualifications, performance, and independence of KPMG LLP, the Company’s independent auditors, including that of KPMG LLP’s lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditors. The Audit Committee has established in its charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Company’s pre-approval policy is more fully described in this Proxy Statement under the caption “Proposal 3 — Ratification of Selection of Auditors.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG LLP. In this context, the Audit Committee has reviewed and discussed, with management and the independent auditors, the Company’s audited financial statements for the year ended September 30, 2023. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Lawrence “Chip” Molloy (Chair) Jeffrey Boyer Dorlisa K. Flur James M. Head

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DEADLINES AND PROCEDURES FOR NOMINATIONS AND STOCKHOLDER PROPOSALS

PROPOSALS FOR INCLUSION IN PROXY MATERIALS FOR OUR 2025 ANNUAL MEETING

Under SEC Rule 14a-8, if you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2025 annual meeting, such submission must be in writing and received by our Corporate Secretary at our corporate headquarters no later than August 15, 2024. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2025 annual meeting.

OTHER PROPOSALS OR NOMINATIONS FOR THE 2025 ANNUAL MEETING

Our By-Laws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2025 annual meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2024 annual meeting. As a result, proposals and director nominations submitted pursuant to these provisions of our By-Laws must be received no earlier than September 27, 2024, and no later than the close of business on October 27, 2024, and must otherwise comply with the requirements of our By-Laws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

  2023 Proxy Statement

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

AND VOTING

1.	Q: What is a proxy?

A: A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Marlo M. Cormier, our Chief Financial Officer, and John Henrich, our General Counsel, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by internet or telephonic voting.

2.	Q: What is a proxy statement?

A: A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.	Q: What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

A: If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.	Q: What is the record date and what does it mean? Who can vote at the annual meeting?

A: The record date for our annual meeting is November 27, 2023. The record date is established by our Board of Directors as required by Delaware law. Only stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting and any adjournment or postponements of the meeting on the items of business described in this Proxy Statement. As of the record date there were 106,771,870 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.

5.	Q: What different methods can I use to vote?

A: It depends on how your shares are held.

Stockholders of Record. If your shares are registered in your own name, you may vote by proxy or by attending the annual meeting. To vote by proxy, you may select one of the following options:

•	By Written Proxy – You may vote by mailing the written proxy card.

•

By Telephone or Internet Proxy – You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders’ identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

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Street Name Holders.    If your shares are held in the name of a bank, broker or other similar holder of record, check your proxy card or the information provided to you by such holder of record to determine which electronic voting options are available until 11:59 p.m., Eastern Time, on January 24, 2024. Please follow their instructions carefully. As a beneficial holder, you are also invited to attend the annual meeting, which will be held virtually. However, since you are not the stockholder of record, you may not vote your shares or ask questions at the annual meeting unless you obtain a signed legal proxy from your bank, broker or other similar holder of record giving you the right to vote the shares and send it to the tabulation agent, Computershare, to obtain a control number to enter the meeting as a validated stockholder.

6.	Q: What constitutes a quorum for the annual meeting?

A: A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to cast votes at the annual meeting are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted as “present” for purposes of establishing a quorum at the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.

7.	Q: How are abstentions and broker non-votes counted?

A: Votes will be counted and certified by an independent inspector of elections. Abstentions and broker non-votes (as defined below) will be counted for purposes of establishing a quorum but will not affect the outcome of the vote on any proposal. If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (“NYSE”). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks, brokers and other similar holders of record may not vote shares (referred to as “broker non-votes”) without your instruction.

8.	Q: What proposals are we voting on at this meeting? What are the voting recommendations of the Board and what vote is required to approve the proposals?

A:

The Proposals That You are Being Asked to Vote on at the Annual Meeting	Our Board’s Voting Recommendations	Vote Required to Approve each Nominee
Proposal 1: Election of Nine Directors to Serve for One-Year Terms	FOR EACH NOMINEE	Affirmative Vote of a Majority of Votes Cast by Stockholders

Vote Required to Approve Proposal 2
Proposal 2: Advisory Approval of the Compensation of our NEOs	FOR	Affirmative Vote of a Majority of Votes Cast by Stockholders

Vote Required to Approve Proposal 3
Proposal 3: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal 2024	FOR	Affirmative Vote of a Majority of Votes Cast by Stockholders

A “majority of the votes cast” means the number of “For” votes exceeds the number of “Against” votes. If a nominee who currently is serving as a director does not receive the required vote for re-election, Delaware law provides that such director will continue to serve on the Board as a “holdover” director. However, pursuant to

  2023 Proxy Statement

the Company’s Governance Guidelines, each holdover director must tender, or has already tendered, an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, the Company’s Nominating, Governance and Corporate Responsibility Committee would consider the resignation and make a recommendation to the Board about whether to accept or reject such resignation and publicly disclose its decision and the rationale behind it within 90 days following certification of the stockholder vote.

Proposals 1 and 2 are considered non-routine, and therefore banks, brokers and other similar holders of record cannot vote shares on the proposals without your instructions. Thus, abstentions (withheld votes) and broker non-votes will have no effect in determining whether the proposals have been approved.

Proposal 3 is considered a routine matter. Thus, banks, brokers and other similar holders of record may vote shares on this proposal without your instructions. As such, there will be no broker non-votes with respect to this proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A

9.	Q: Could other matters be voted on at the meeting?

A: We do not know of any other business that will be presented at the 2024 annual meeting. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by a majority of the votes cast at the annual meeting, unless otherwise provided in our Third Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended and Restated By-Laws (“By- Laws”), the Delaware General Corporation Law or the rules and regulations of the New York Stock Exchange. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

10.	Q: What happens if a stockholder does not specify a choice for a matter when returning a signed proxy?

A: If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1, “FOR” the proposal set forth in Proposal 2, and “FOR” the proposal set forth in Proposal 3.

11.	Q: Can I revoke my proxy?

A: At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting online at the virtual annual meeting.

12.	Q: How can I attend the annual meeting?

A: Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.

Registered stockholders will be able to attend the annual meeting online and submit your questions during the meeting by visiting meetnow.global/MW5HHF5 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. You also will be able to vote your shares online by attending the annual meeting by webcast.

To participate in the annual meeting, you will need to enter the 15-digit control number included on your Notice, on your proxy card.

If you hold your shares beneficially through an intermediary, such as a bank or broker, and you intend to vote or ask questions, you must register in advance by following the instructions outlined in Question 13 below.

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A control number will not be required to participate in the meeting as a guest. However, please note that guests will not have the ability to vote or ask questions during the meeting.

The online meeting will begin promptly at 9:00 a.m., local time (Central). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

13.	Q: How do I register to attend the annual meeting virtually on the Internet?

A: If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares beneficially through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet.

To register to attend the annual meeting online by webcast you must submit proof of your proxy power in the form of a legal proxy from your broker reflecting your Sally Beauty Holdings, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on January 22, 2024.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker with your legal proxy information attached or send a separate email with your legal proxy information attached to legalproxy@computershare.com

By mail:

Computershare

Sally Beauty Holdings Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Upon receipt of your confirmation of registration to participate in the meeting from Computershare, go to meetnow.global/MW5HHF5 to log into the meeting.

14.	Q: What if I have trouble accessing the annual meeting virtually?

A: The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

15.	Q: Who pays the cost of this proxy solicitation?

A: The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to our stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Company, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Alliance Advisors, LLC to assist us with the solicitation of proxies for an estimated fee of approximately $10,000, plus normal expenses not expected to exceed $5,000.

  2023 Proxy Statement

16.	Q: What is “householding” and how does it affect me as a stockholder?

A: To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders of Record:    If you vote on the Internet at www.envisionreports.com/SBH, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

17.	Q: How will stockholders know the outcome of the proposals considered at the annual meeting?

A: We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the SEC on Form 8-K.

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OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the annual meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

John Henrich Corporate Secretary
December 13, 2023

  2023 Proxy Statement

APPENDIX 1

NON-GAAP FINANCIAL NUMBERS RECONCILIATION

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

(In Millions - Unaudited)

	FY20	FY21	FY22	FY23

Operating Income (as Reported GAAP)	$258.8	$418.4	$337.6	$325.0

Restructuring Charges	$14.0	$6.1	$45.9	$12.0

COVID-19	$21.6	$36.6	$6.2	$3.7

Loss on Debt Extinguishment and Other			$1.5

Adjusted Operating Income (non-GAAP)	$294.0	$461.1	$391.3	$340.8

	FY20	FY21	FY22	FY23

Net Sales (as Reported GAAP)	$3,514.3	$3,875.0	$3,815.6	$3,728.1

Operating Income Margin (as Reported GAAP)	7.4%	10.8%	8.8%	8.7%

Adjusted Operating Income Margin (non-GAAP)	8.4%	11.9%	10.3%	9.1%

	FY20	FY21	FY22	FY23

Diluted EPS (as Reported GAAP)	$0.99	$2.10	$1.66	$1.69

Restructuring Charges	$0.09	$0.05	$0.33	$0.08

COVID-19	$0.14	$0.25	$0.04	$0.02

Loss on Debt Extinguishment and Other			$0.13	$0.04

Adjusted Diluted EPS (non-GAAP)	$1.22	$2.40	$2.16	$1.83

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SALLY BEAUTY HOLDINGS, INC. VOTE Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SBH or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SBH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3. 1. Election of Directors 01 - Rachel R. Bishop Ph. D. 04 - Diana S. Ferguson 07 - Lawrence “Chip” P. Molloy For Against Abstain 02 - Jeffrey Boyer 05 - Dorlisa K. Flur 08 - Erin Nealy Cox For Against Abstain 03 - James Conroy 06 - James M. Head 09 - Denise Paulonis For Against Abstain 2. Approval of the compensation of the Company’s Executive Officers including the Company’s compensation practices and principles and their implementation. For Against Abstain 3. Ratification of the selection of KPMG LLP as the Company’s Independent registered public accounting firm for the Fiscal Year 2024. For Against Abstain B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1PCF 03WMPB

The Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. will be held on Thursday, January 25, 2024 at 9:00 A.M. Central Time, virtually via the internet at meetnow.global/MW5HHF5. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. YOUR VOTE IS IMPORTANT Whether or not you plan to attend the Annual Meeting virtually, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend virtually. Voting early will not prevent you from voting during the virtual Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SBH IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Sally Beauty Holdings, Inc. This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc. The undersigned hereby appoints John Henrich and Marlo Cormier, or either of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 25, 2024, or any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors in Proposal 1 and FOR Proposals 2 and 3. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number. Please mark, sign and date on the reverse side. C Non-Voting Items Change of Address - Please print new address below.